UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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LIMONEIRA COMPANY

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LIMONEIRA COMPANY

Notice of Annual Meeting of Stockholders

February 19, 2018

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders, (the “Annual Meeting”) which will be held on Tuesday, March 27, 2018 at 10:00 a.m., Pacific Time, at the Museum of Ventura County Agriculture Museum, 926 Railroad Avenue, Santa Paula, California 93060.

Enclosed please find our proxy statement, a proxy card and our annual report. The proxy statement contains important information about the Annual Meeting, the proposals we will consider and how you can vote your shares.

Your vote is very important to us. We encourage you to promptly vote your shares by telephone, internet or by completing, signing, dating and returning the enclosed proxy card, which contains instructions on how you would like your shares to be voted. Please submit your proxy regardless of whether you will attend the Annual Meeting. This will help us ensure that your vote is represented at the Annual Meeting. Submitting a proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote is counted, if, for any reason, you are unable to attend.

On behalf of the Board of Directors and the management of Limoneira Company, I extend our appreciation for your investment in Limoneira Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

Gordon E. Kimball
Chairman of the Board of Directors

LIMONEIRA COMPANY
February 19, 2018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Tuesday, March 27, 2018

Limoneira Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Tuesday, March 27, 2018 at 10:00 a.m., Pacific Time, at the Museum of Ventura County Agriculture Museum, 926 Railroad Avenue, Santa Paula, California 93060, for the following purposes:

•	to elect three (3) directors to the Board of Directors, each to serve for a three-year term (“Proposal 1”);
•	to vote on a proposal to ratify the selection of Ernst & Young, LLP to serve as the independent auditor for Limoneira Company for the fiscal year ending October 31, 2018 (“Proposal 2”);
•	to hold an advisory vote to approve the compensation of the Named Executive Officers as disclosed in this proxy statement (“Proposal 3”); and
•	to transact such other business as may properly come before the meeting, or any adjournment or postpomment thereof.

These matters are more fully described in the enclosed proxy statement. The Board of Directors recommends that you vote FOR ALL the director nominees, FOR the ratification of the independent auditor, and FOR the approval of the compensation of the Named Executive Officers.

Stockholders of record at the close of business on February 9, 2018 will be entitled to notice of, and to vote at, the Annual Meeting and at any subsequent adjournments or postponements. The share register will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting is available for inspection at our principal executive offices at 1141 Cummings Road, Santa Paula, California 93060. The notice of Annual Meeting, proxy statement and proxy are first being mailed or provided to stockholders on or about February 19, 2018.

To be sure that your shares are properly represented at the meeting, whether or not you attend, please promptly vote your shares either by telephone, internet or by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed envelope. We must receive your proxy no later than 11:59 p.m. Pacific Time, on March 26, 2018.

You will be required to bring certain documents with you to be admitted to the Annual Meeting. Please read carefully the sections in the proxy statement on attending and voting at the Annual Meeting to ensure that you comply with these requirements.

By order of the Board of Directors.

Mark Palamountain,
Chief Financial Officer, Treasurer and Corporate Secretary

Except where the context indicates otherwise, “the Company,” “we,” “us” and “our” refer to Limoneira Company and its wholly owned subsidiaries. References to “stockholders” refer to stockholders of Limoneira Company.

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LIMONEIRA COMPANY
1141 Cummings Road
Santa Paula, California 93060

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Limoneira Company, a Delaware corporation, for the 2018 Annual Meeting of Stockholders, to be held on Tuesday, March 27, 2018 at 10:00 a.m., Pacific Time, at the Museum of Ventura County Agriculture Museum, 926 Railroad Avenue, Santa Paula, California 93060 and for any adjournments or postponements of the 2018 Annual Meeting of Stockholders. We refer to the 2018 Annual Meeting of Stockholders as the Annual Meeting. The notice of Annual Meeting, proxy statement and proxy are first being mailed or provided to stockholders on or about February 19, 2018.

PURPOSE OF MEETING

As described in more detail in this proxy statement, the Annual Meeting is being held for the following purposes:

•	to elect three (3) directors to the Board of Directors, each to serve for a three-year term (“Proposal 1”);
•	to vote on a proposal to ratify the selection of Ernst & Young, LLP to serve as the independent auditor for the Company for the fiscal year ending October 31, 2018 (“Proposal 2”);
•	to hold an advisory vote to approve the compensation of the Named Executive Officers as disclosed in this proxy statement (“Proposal 3”); and
•	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

ATTENDING AND VOTING AT THE ANNUAL MEETING

Computershare Trust Company, N.A. (“Computershare”) has been selected as our inspector of election. As part of its responsibilities, Computershare is required to independently verify that you are a stockholder of the Company eligible to attend the Annual Meeting and to determine whether you may vote in person at the Annual Meeting. Therefore, it is very important that you follow the instructions below to gain entry to the Annual Meeting.

Check-in Procedure for Attending the Annual Meeting

Stockholders of Record.  The documents that you will need to provide to be admitted to the Annual Meeting depend on whether you are a stockholder of record or you represent a stockholder of record.

•	Individuals. If you are a stockholder of record holding shares in your own name, you must bring to the Annual Meeting a form of government-issued photo identification (e.g., a driver’s license or passport). Trustees who are individuals and named as stockholders of record are in this category.
•	Individuals Representing a Stockholder of Record. If you attend on behalf of a stockholder of record, whether such stockholder is an individual, corporation, trust or partnership:
•	you must bring to the Annual Meeting a form of government-issued photo identification (e.g., a driver’s license or passport); AND
•	either:
•	you must bring to the Annual Meeting a letter from that stockholder of record authorizing you to attend the Annual Meeting on their behalf; OR
•	we must have received by 11:59 p.m., Pacific Time, on March 26, 2018 a duly executed proxy card from the stockholder of record appointing you as proxy.

Beneficial Owners.  If your shares are held by a bank or broker (often referred to as “holding in street name”) you should go to the “Beneficial Owners” check-in area at the Annual Meeting. Because you hold your shares in street name, your name does not appear on the share register of the Company. The documents that you will need to provide to be admitted to the Annual Meeting depend on whether you are a beneficial owner or you represent a beneficial owner.

•	Individuals. If you are a beneficial owner, you must bring to the Annual Meeting:
•	a form of government-issued photo identification (e.g., a driver’s license or passport); AND
•	either:
•	a legal proxy that you have obtained from your bank or broker; OR
•	your most recent brokerage account statement or a recent letter from your bank or broker showing that you own shares of the Company.
•	Individuals Representing a Beneficial Owner. If you attend on behalf of a beneficial owner, you must bring to the Annual Meeting:
•	a letter from the beneficial owner authorizing you to represent such beneficial owner’s shares at the Annual Meeting; AND
•	the identification and documentation specified above for individual beneficial owners.

Voting in Person at the Annual Meeting

Stockholders of Record.  Stockholders of record may vote their shares in person at the Annual Meeting by ballot. Each proposal has a separate ballot. You must properly complete, sign, date and return the ballots to the inspector of election at the Annual Meeting to vote in person. To receive ballots, you must bring with you the documents described below:

•	Individuals. You will receive ballots at the check-in table when you present your identification. If you have already voted by proxy and do not want to change your votes, you do not need to complete the ballots. If you do complete and return the ballots to us, your proxy will be automatically revoked.
•	Individuals Voting on Behalf of Another Individual. If you will vote on behalf of another individual who is a stockholder of record, we must have received by 11:59 p.m., Pacific Time, on March 26, 2018 a duly executed proxy card from such individual stockholder of record appointing you as his or her proxy. If we have received the proxy card, you will receive ballots at the check-in table when you present your identification.
•	Individuals Voting on Behalf of a Legal Entity. If you represent a stockholder of record that is a legal entity, you may vote that legal entity’s shares if it authorizes you to do so. The documents you must provide to receive ballots at the check-in table depend on whether you are representing a corporation, trust, partnership or other legal entity.
•	If you represent a corporation:
•	you must bring to the Annual Meeting a letter or other document from the corporation, on the corporation’s letterhead and signed by an officer of the corporation, that authorizes you to vote the corporation’s shares on its behalf; OR
•	we must have received by 11:59 p.m., Pacific Time, on March 26, 2018 a duly executed proxy card from the corporation appointing you as its proxy.
•	If you represent a trust, partnership or other legal entity, we must have received by 11:59 p.m., Pacific Time, on March 26, 2018 a duly executed proxy card from the legal entity appointing you as its proxy. A letter or other document will not be sufficient for you to vote on behalf of a trust, partnership or other legal entity other than a corporation.

Beneficial Owners.  If you hold your shares in street name, these proxy materials are being forwarded to you by your bank, broker or their appointed agent. Because your name does not appear on the share register of the Company, you will not be able to vote in person at the Annual Meeting unless you request a legal proxy from your bank or broker and bring it with you to the Annual Meeting.

•	Individuals. As an individual, the legal proxy will have your name on it. You must present the legal proxy at check-in to the inspector of election at the Annual Meeting to receive your ballots.
•	Individuals Voting on Behalf of a Beneficial Owner. Because the legal proxy will not have your name on it, to receive your ballots, you must bring to the Annual Meeting a letter from the person or entity named on the legal proxy that authorizes you to vote its shares at the Annual Meeting.

APPOINTMENT OF PROXY

Stockholders of Record.  We encourage you to appoint a proxy to vote on your behalf by promptly submitting a proxy by telephone, internet or the enclosed card, which is solicited by the Board of Directors, which we refer to as the Board or our Board. The persons named in the proxy have been designated as proxies by our Board. The designated proxies are officers of the Company. They will vote as directed by the completed proxy.

There are three ways to vote by proxy:

•	By Mail — Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing; c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
•	By Telephone — 1-800-652-8683
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., PACIFIC TIME, ON MARCH 26 2018. Have your proxy card in hand when you call and then follow the instructions.
•	By the Internet — www.investorvote.com/LMNR
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., PACIFIC TIME, ON MARCH 26, 2018. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

If you received a proxy card in the mail but choose to vote by telephone or internet, you do not need to return your proxy card.

When properly completed, a proxy will ensure that your shares are voted as you direct. To ensure that your vote is represented at the Annual Meeting, we strongly encourage you to complete a proxy regardless of whether you will attend the Annual Meeting.

YOU MAY VOTE BY PHONE OR INTERNET UNTIL 11:59 P.M., PACIFIC TIME, ON MARCH 26, 2018, OR BROADRIDGE FINANCIAL SOLUTIONS, INC. MUST RECEIVE YOUR PAPER PROXY CARD NO LATER THAN 11:59 P.M., PACIFIC TIME, ON MARCH 26, 2018. IF WE DO NOT RECEIVE YOUR PROXY BY THAT TIME, YOUR PROXY WILL NOT BE VALID. IN THIS CASE, UNLESS YOU ATTEND THE ANNUAL MEETING, YOUR VOTE WILL NOT BE REPRESENTED.

Stockholders of record may appoint another person to attend the Annual Meeting and vote on their behalf by crossing out the Board-designated proxies, inserting such other person’s name on the proxy card and returning the duly executed proxy card to us. When the person you appoint as proxy arrives at the Annual Meeting, the inspector of election will verify such person’s authorization to vote on your behalf by reference to your proxy card. If you would like to appoint a person as proxy other than those designated by our Board, you must do so by using the proxy card, as described above.

If you wish to change your vote, you may do so by revoking your proxy before the Annual Meeting. Please see “— Revocation of Proxy” below for more information.

Beneficial Owners.  If you hold your shares in street name, these proxy materials are being forwarded to you by your bank, broker or its appointed agent. You should also have received a voter instruction card instead of a proxy. Your bank or broker will vote your shares as you instruct on the voter instruction card. We strongly encourage you to promptly complete and return your voter instruction card to your bank or broker in accordance with its instructions so that your shares are voted. As described above, you may also request a legal proxy from your bank or broker to vote in person at the Annual Meeting.

Voting by the Designated Proxies

The persons who are the designated proxies will vote as you direct in your proxy or voter instruction card. Please note that proxies returned without voting directions, and without specifying a proxy to attend the Annual Meeting and vote on your behalf, will be voted by the proxies designated by our Board in accordance with the recommendations of our Board. Our Board recommends:

•	a vote FOR ALL of the three (3) nominees for director, each to serve for a three-year term (“Proposal 1”);
•	a vote FOR the proposal to ratify the selection of Ernst & Young, LLP as the Company’s independent auditor for the fiscal year ending October 31, 2018 (“Proposal 2”); and
•	a vote FOR the proposal to approve, on an advisory basis, of the compensation of Named Executive Officers (“Proposal 3”)

Revocation of Proxy

You may revoke or change your proxy before the Annual Meeting by:

•	sending us a duly executed written notice of revocation prior to the Annual Meeting;
•	attending the Annual Meeting and voting in person; OR
•	ensuring that we receive from you, prior to 11:59 p.m., Pacific Time, on March 26, 2018 a new proxy with a later date.

Any written notice of revocation must be sent to the attention of Mark Palamountain, Chief Financial Officer, Treasurer and Corporate Secretary, Limoneira Company, 1141 Cummings Road, Santa Paula, California 93060 or by facsimile to (805) 525-8211.

APPROVAL OF PROPOSALS AND SOLICITATION

Each stockholder who owned shares of stock on February 9, 2018, the record date for the determination of stockholders entitled to vote at the Annual Meeting, is entitled to one vote for each share of common stock, ten votes for each share of Series B Convertible Preferred Stock and one vote for each share of Series B-2 Convertible Preferred Stock. On January 31, 2018, we had 14,535,688 shares of common stock, 14,790 shares of Series B Convertible Preferred Stock and 9,300 shares of Series B-2 Convertible Preferred Stock issued and outstanding that were held by approximately 3,000 beneficial holders.

Quorum

Under the Amended and Restated Bylaws of the Company, as amended, which we refer to as the Bylaws, the stockholders present in person or by proxy holding a majority of the outstanding shares of stock entitled to vote shall constitute a quorum at a meeting of stockholders of the Company. Holders of shares of common stock, Series B Convertible Preferred Stock and Series B-2 Convertible Preferred Stock are the only stockholders entitled to vote at the Annual Meeting. Shares represented by proxies that are marked “abstain” will be counted as shares present for purposes of determining the presence of a quorum. Shares of stock entitled to vote that are represented by broker non-votes will be counted as shares present for purposes of determining the presence of a quorum. A broker non-vote occurs when the broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power to vote on that proposal without specific voting instructions from the beneficial owner. Proposals 1 and 3 described in this proxy statement are non-discretionary items and Proposal 2 described in this proxy statement is a discretionary item.

If the persons present or represented by proxies at the Annual Meeting do not constitute a majority of the holders of outstanding stock entitled to vote as of the record date, we will postpone the Annual Meeting to a later date.

Approval of Proposals

a)	Election of Directors. For the election of Class I directors (“Proposal 1”), in accordance with the Bylaws, the affirmative vote of at least a plurality of the votes cast on such proposal is required. For the election of directors, you may elect to cumulate your vote. Cumulative voting will allow you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of votes to which you are entitled. For example, if you own 100 shares of common stock and there are three directors to be elected at the Annual Meeting, you may allocate 300 “FOR” votes (3 times 100) among as few or as many of the three nominees to be voted on at the Annual Meeting as you choose. You may not cumulate your votes against a nominee. If you are a stockholder of record and choose to cumulate your votes, you will need to submit a proxy by telephone, internet or mail, or, if you vote in person at the Annual Meeting, submit a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating on your proxy or by indicating in writing on your ballot when voting at the Annual Meeting. If you hold shares beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should contact your broker, trustee or nominee. If you vote by proxy or voting instruction card and submit your proxy with no further instructions, Harold S. Edwards and Mark Palamountain, as proxy holders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you vote against or abstain from voting. Cumulative voting applies only to the election of directors. For all other matters, each share of common stock and Series B-2 Convertible Preferred Stock outstanding as of the close of business on the record date for the Annual Meeting is entitled to one vote and each share of Series B Convertible Preferred stock is entitled to ten votes.

b)	Ratification of Independent Auditor. For the approval of the proposal to ratify the selection of Ernst & Young, LLP as the independent auditor for the Company (“Proposal 2”), the affirmative vote of at least a majority of the outstanding shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote is required. An abstention will not be counted toward the ratification of Ernst & Young LLP as the independent auditor, and the effect of an abstention is the same as a vote against the ratification.
c)	Approval of Compensation of Named Executive Officers. For the approval, by advisory vote, of the compensation of Named Executive Officers (“Proposal 3”), the affirmative vote of at least a majority of the outstanding shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote is required. An abstention will not be counted toward the ratification of the compensation of Named Executive Officers, and the effect of an abstention is the same as a vote against the ratification. Broker non-votes will have no impact on this proposal.
d)	Other Matters. With the exception of certain business combinations, as described in Article Seventeen of the Company’s Certificate of Incorporation, any other proposal that properly comes before the Annual Meeting must be approved by the affirmative vote of at least a majority of the outstanding shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the proposal. An abstention will not be counted toward the ratification of the proposal, and the effect of an abstention is the same as a vote against the ratification.

All votes will be tabulated by Computershare, the proxy tabulator and inspector of election appointed for the Annual Meeting. Computershare will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Proposal 2 is a discretionary item, brokers that do not receive instructions from beneficial owners may vote your shares in their discretion. Proposals 1 and 3 are non-discretionary items; brokers may not vote on the proposals without specific voting instructions from beneficial owners, resulting in a broker non-vote.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies, including, but not limited to, the preparation, printing and mailing of this proxy statement and the proxy card. We have also retained Computershare to distribute copies of these proxy materials to banks, brokers, fiduciaries and custodians, or agents holding shares in their names on behalf of beneficial owners so that they may forward these proxy materials to our beneficial owners.

We may supplement the original solicitation of proxies by mail with solicitation by telephone, and other means by directors, officers and/or employees of the Company. We will not pay any additional compensation to these individuals for any such services.

PROPOSAL 1: ELECTION OF DIRECTORS

Board Composition

The Bylaws provide that the exact number of directors shall be nine. The Certificate of Incorporation divides the Board into three classes, each class serving for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. The terms of each class of directors is set to expire as follows: Class II to expire at the 2019 Annual Meeting of Stockholders, Class III to expire at the 2020 Annual Meeting of Stockholders and Class I to expire at the 2021 Annual Meeting of Stockholders. The terms of office of Harold S. Edwards, John W.H. Merriman and Edgar A. Terry, all of whom are Class I directors, expire at the upcoming Annual Meeting and such directors have been nominated for re-election.

You may cumulate your votes for one or more director nominees. If you wish to cumulate your votes, you will need to indicate explicitly your intent to cumulate your votes among the director nominees who will be voted upon at the Annual Meeting. See “APPROVAL OF PROPOSALS AND SOLICITATION — Approval of Proposals — Election of Directors” for more information about how to cumulate your votes.

Our Board has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based on this review, the Board has determined that the following current directors are “independent directors” as defined by the NASDAQ Stock Market Marketplace Rules, which we refer to as the NASDAQ Rules: Messrs. Edgar A. Terry, Donald R. Rudkin, Robert M. Sawyer, Gordon E. Kimball, John W.H. Merriman, Scott S. Slater and Ms. Elizabeth Blanchard Chess.

Election of Directors

The Class I directors will be elected at the Annual Meeting and will serve a term that expires at our 2021 Annual Meeting of Stockholders. The Board has nominated Messrs. Harold S. Edwards, John W.H. Merriman and Edgar A. Terry for re-election as Class I directors. All of the nominees have indicated a willingness to stand for re-election and to serve if re-elected. It is intended that the shares represented by the enclosed proxy will be voted for the election of the above-named nominees. Although it is anticipated that each nominee will be available to serve as a director, should any nominee be unable to serve, the proxies will be voted by the proxy holders in their discretion for another person properly designated. Each nominee recommended by the Board to stockholders was recommended to the Board by the nominating and corporate governance committee. The following paragraphs describe the business experience and education of Messrs. Harold S. Edwards, John W.H. Merriman and Edgar A. Terry.

Harold S. Edwards.  Mr. Edwards has served as a director of the Company since 2009. Mr. Edwards has been President and Chief Executive Officer of the Company since November 2003. Previously Mr. Edwards was the President of Puritan Medical Products, a division of Airgas, Inc. Prior to that, Mr. Edwards held management positions with Fisher Scientific International, Inc., Cargill, Inc., Agribrands International and the Ralston Purina Company. Mr. Edwards is currently a member of the board of directors of Compass Group Diversified Holdings LLC, a company listed on the New York Stock Exchange, and Calavo Growers, Inc., a company listed on the NASDAQ Global Select Market. Mr. Edwards is a graduate of Lewis and Clark College and the Thunderbird School of Global Management where he earned a Master of Business Administration degree.

As President and Chief Executive Officer of the Company, Mr. Edwards brings to our Board an intimate understanding of our business and operations. Mr. Edwards provides our Board with company-specific experience and expertise, in addition to his substantial experience as a chief executive officer and senior executive across a variety of industries.

John W. H. Merriman.  Mr. Merriman has served as a director of the Company since 1991. Mr. Merriman currently serves as a SAS Consultant to Wells Fargo & Company., Digital Channels Fraud Risk Analytics and manager of Blanchard Equity, LLC. Mr. Merriman is President of Merriman Consulting, an SAS consultancy; clients include the University of Texas, Medical Branch, Allianz, American Express, Bank of America, Kaiser Permanente Actuarial Services, Pearl S. Buck Foundation, Fireman’s Fund and Wells Fargo & Co. Risk Management (1996 – 2005, 2009 – 2010). Mr. Merriman served as President of Spyglass Ridge Association, a mutual benefit non-profit corporation (2009 – 2013). Mr. Merriman majored in viticulture at Santa Rosa Junior

College and studied enology at Edmeades Vineyards (1978 – 1980). Mr. Merriman is a Vietnam War Veteran where he served in the United States Marine Corps as an IBM systems programmer. He graduated from Computer Science School, Quantico, Virginia in 1973.

With over forty combined years of corporate management and oversight experience in the positions discussed above, Mr. Merriman brings to our Board a deep understanding of our culture, compensation policies and governance and provides valuable leadership and insight in such areas.

Edgar A. Terry.  Mr. Terry was elected as a director of the Company in October 2017. Since 1982 Mr. Terry has worked for his family company, Terry Farms, Inc., which produces various vegetable and strawberry crops in Ventura County, California; he currently serves as its President and Chief Financial Officer (1990 – Present). Additionally, he serves as President of Willal, Inc. (1990 – Present) and as Vice-President of Rancho Adobe, Inc. (1990 – Present). Mr. Terry also teaches corporate finance at California Lutheran University (1987 – Present). In the past, Mr. Terry served as President of Ventura County Farm Bureau (2001 – 2003) and as Chief Financial Officer of the District 63 Umpire Association (2006 – 2013). Mr. Terry currently serves as a director (and on various committees) on a number of companies and other entities, including: Terry Farms, Inc., Federal Farm Credit Banks Funding Corporation, CoBank, Willal, Inc., Rancho Adobe, Inc., Ventura County Irrigated Lands Group, Ventura County Fair Foundation, and the Center for Economic Forecasting Advisory Board of California Lutheran University. Mr. Terry is a graduate of California Lutheran University where he earned a Bachelor of Science degree and a Master of Business Administration degree.

Mr. Terry’s extensive experience in, and knowledge of agribusiness, finance and the Ventura County community provides our Board with important knowledge and perspective regarding California real estate, land use, environmental and water laws and regulations as well as the responsible use of the Company’s land and water resources, technical and financial expertise and community relations. Certain members of management and the Board have known Mr. Terry for many years, based on a recommendation by an existing Board member, Mr. Terry was considered by the nominating and governance committee for election to the Board.

Directors Not Up for Re-Election

The following paragraphs describe the business experience and education of our Class II and III directors (not standing for re-election).

Lecil E. Cole.  Mr. Cole has served as a director of the Company since 2006. Mr. Cole is currently Chairman of the Board of Directors, Chief Executive Officer and President of Calavo Growers, Inc., a company listed on the NASDAQ Global Select Market. He has held this position since 1999. Mr. Cole has been President of Hawaiian Sweet, Inc. since 1996. Prior to that, Mr. Cole was an executive at Safeway Stores from 1986 to 1996. Mr. Cole farms a total of 4,430 acres in California and Hawaii on which avocados, lemons and cattle are produced and raised.

As President and Chief Executive Officer of Calavo Growers, Inc., which packs, markets and sells all of our avocado production, Mr. Cole brings to our Board an intimate understanding of our industry, and provides our Board with valuable insight on the governance practices of public companies.

Elizabeth Blanchard Chess.  Ms. Chess has served as a director of the Company since November 2016. She has been actively involved with the Santa Paula and Ventura County agricultural communities and various Ventura and Santa Barbara Counties civic and non-profit organizations for many years. Ms. Chess currently sits on the board of the Museum of Ventura County as the Director of Development. In that capacity, she raises funds and maintains donor relations for the Museum. In the past, she served as the Executive Director of the New West Symphony for which she handled management, fundraising and community relations for five years. Ms. Chess has also had a long career of editing and publishing a quarterly magazine on central coast farming. Ms. Chess has a Bachelor of Arts and Master of Arts degrees in history and European history, respectively, from the University of Southern California.

Ms. Chess’s extensive experience in, and knowledge of the Santa Paula and Ventura County communities provides the Board with an important perspective in the areas of community relations and responsible use of the Company’s land resources.

Gordon E. Kimball.  Mr. Kimball has served as a director of the Company since 1995. Mr. Kimball has served as Chairman of the Board since November 2014. Mr. Kimball has been President of Kimball Engineering, Inc., which provides car design and production services, since 1994. He is also managing partner of Kimball Ranches, a 110-acre avocado ranch near Santa Paula, California. Prior to that, Mr. Kimball designed Formula One race cars in England and Italy for Mclaren International, Ferrari and Benetton Racing from 1984 to 1992. Prior to that, he designed Indianapolis race cars for Parnelli Jones, Chaparral and Patrick racing teams from 1976 to 1983. Mr. Kimball graduated from Stanford University where he earned his Bachelor of Science and Master of Science degrees in mechanical engineering.

Mr. Kimball’s experience as an entrepreneur and producer of avocados provides our Board with focused and insightful operational experience and leadership.

Donald R. Rudkin.  Mr. Rudkin has served as a director of the Company since October 2014. Mr. Rudkin currently serves on the Board of Directors and as Audit Committee Chairman of Vicro MFG Corporation, a furniture manufacturer. Mr. Rudkin is also a full-time faculty member in the Master of Business Administration and Master of Applied Finance programs at Pepperdine University where he teaches Financial Accounting, Managerial Accounting, Auditing and Financial Statement Analysis. Mr. Rudkin had a long career at Deloitte & Touche, LLP, an accounting and financial services firm, most recently serving as Regional Compliance Officer from 2005 to 2012, consulting on independence, ethics and CPA licensing matters. Mr. Rudkin attended California State University Northridge where he obtained a Bachelor of Science degree in accounting. Mr. Rudkin also obtained a Master of Business Administration degree from California State University Long Beach.

Mr. Rudkin’s long career in public accounting as well as his academic background and experience add technical and financial expertise to our Board. His compliance, independence and ethics background provides our Board with valuable knowledge in corporate governance.

Scott S. Slater.  Mr. Slater has served as a director of the Company since 2012. Mr. Slater is currently a shareholder with the law firm of Brownstein Hyatt Farber Schreck and has over 34 years’ experience representing clients in complex water matters, primarily in the Western United States. He serves as a member of the firm’s Executive Committee and is the Co-Chair of the Brownstein Natural Resources Practice Group. He has conducted transactional counseling and drafted proposed legislation and represented clients in groundwater litigation and stream adjudication. He is the author of California Water Law and Policy, the leading water law treatise in California, and has taught law in the United States, Australia and China. He was selected by the California Daily Journal as one of the top 100 lawyers in California. He is presently the Chief Executive Officer and serves on the Board of Directors of Cadiz, Inc., a publicly-traded company that has acquired and is holistically managing and developing indigenous water resources in desert regions in Southern California. Mr. Slater has also served on the Board of Advisors of Water Asset Management since 2006. From 2000 to 2009, he was a board member and chairman of the American Groundwater Trust.

With his significant experience in the water field, Mr. Slater brings vast experience to the Board and the Company to assist them in, among other things, continued stewardship and management of the Company’s water assets.

Robert M. Sawyer.  Mr. Sawyer has served as a director of the Company since 1990. He retired from the practice of law in 2016, having served as Of Counsel with Remy Moose Manley, LLP and Best Krieger, LLP in Sacramento, California and as a partner with Norman Dowler in Ventura, California, in a career that focused on water law, real estate, land use and the California Environmental Quality Act. He is a former General Counsel for the Casitas Municipal Water District and Special Counsel for the Friant Water Users Authority. Mr. Sawyer was corporate secretary for the Samuel Edwards Associates from 1977 to 1981, a director of the Samuel Edwards Associates from 1981 to 1985 and a director of the Santa Paula Citrus Fruit Association He is also a Trustee of the Limoneira Foundation and a director of the Farmers Irrigation Company. Mr. Sawyer graduated from the University of California at Santa Cruz where he earned a Bachelor of Arts degree in Music in 1972 and from Northwestern School of Law of Lewis and Clark College where he earned his Juris Doctor degree in 1975.

Mr. Sawyer’s extensive knowledge of California real estate, land use, environmental and water laws and regulations provides our Board with an important perspective in these areas and makes him particularly well-suited to serve as a director.

Required Vote for Election of Directors

The election of directors is by plurality vote of holders present in person or by proxy at the Annual Meeting and entitled to vote thereon, with the three nominees receiving the highest vote totals to be elected as directors.

Recommendation of the Board

The Board recommends that you vote FOR ALL of the nominees, Messrs. Harold S. Edwards, John W.H. Merriman and Edgar A. Terry, to be elected to our Board as Class I directors for a term ending at our 2021 Annual Meeting of Stockholders.

DIRECTOR COMPENSATION

For fiscal year 2017, our non-management director compensation program included a combination of cash and equity-based compensation to attract and retain non-management directors and to compensate such directors for their service on the Board. Each non-management director received an annual retainer of $62,500. The Chairman of the Board received an additional $50,000. Each audit committee member received a $6,250 annual retainer and the chairman of the audit committee received an additional $6,250. Each compensation committee member received a $5,000 annual retainer and the chairman of the compensation committee received an additional $5,000. Each nominating and corporate governance committee member received a $2,500 annual retainer and the chairman of the nominating and governance committee received an additional $2,500. Members of the farming advisory, water advisory and philanthropy advisory committees received a $1,250 annual retainer and the chairmen of those committees received an additional $1,250. Directors (including the Chairman) are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or committees and for any expenses reasonably incurred in their capacity as directors. The Company also reimburses directors for all reasonable and authorized business expenses related to service to the Company in accordance with the policies of the Company as in effect from time to time.

Non-management directors, including the Chairman of the Board, may elect to receive up to 100% of their total annual compensation in the form of equity; however, no non-management director may elect to receive more than 60% of his or her total annual compensation in the form of cash. The compensation is paid in January of each year. The non-management directors receive the number of shares of stock that can be purchased with that portion of their total annual compensation that they elected to receive in the form of equity, at the market price on the date of grant.

The following table provides compensation paid or accrued by us to our non-management directors in fiscal year 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Elizabeth Blanchard Chess	$41,250	$27,500	$68,750
Lecil E. Cole	$39,750	$26,500	$66,250
Gordon E. Kimball	$56,250	$56,250	$112,500
John W. H. Merriman	$48,750	$32,500	$81,250
Ronald Michaelis(2)	$35,625	$35,625	$71,250
Donald R. Rudkin	$48,000	$32,000	$80,000
Robert M. Sawyer	$31,500	$47,250	$78,750
Scott S. Slater	$—	$65,000	$65,000
Edgar A. Terry(3)	$—	$—	$—

(1)	The value of stock awards is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation.
(2)	Mr. Michaelis resigned as a director of the Company effective as of October 31, 2017.
(3)	Mr. Terry was elected as a director of the Company effective as of October 31, 2017.

In January 2018, the Board, based on recommendations of the compensation committee, approved the following changes to the compensation of Board members. Each member of the board of directors now receives an annual retainer of $65,000. The Chairman of the Board receives an additional $52,000. Each audit committee member receives a $6,500 annual retainer and the chairman of the audit committee receives an additional $6,500. Each compensation committee member receives a $5,200 annual retainer and the chairman of the compensation committee receives an additional $5,200. Each nominating and corporate governance committee member receives a $2,600 annual retainer and the chairman of the nominating and corporate governance committee receives an additional $2,600. Members of the farming advisory, water advisory and philanthropy advisory committees receive a $1,300 annual retainer and the chairmen of those committees each receive an additional $1,300.

CORPORATE GOVERNANCE

Code of Ethics

Our Board has adopted a code of ethics that sets forth our commitment to ethical business practices. Our code of ethics applies to our directors, officers and employees, including our principal executive officer, chief financial officer, principal accounting officer or controller and persons performing similar functions. Our code of ethics is available on our website at www.limoneira.com and in print from us without charge upon request by writing to Investor Relations at Limoneira Company, 1141 Cummings Road, Santa Paula, California 93060. We intend to disclose any changes to our code of ethics or waivers thereto that apply to the Company’s principal executive officer, chief financial officer, principal accounting officer of controller and persons performing similar functions by posting such information on our website or by filing with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K, in each case if such disclosure is required by rules of the SEC or the NASDAQ Rules.

Board Leadership Structure and Role of Risk Oversight

Generally

The leadership structure of the Board is centered around the concept of an appropriate balance between management and the Board. The Board believes that it is in the best interests of the Company for the Board to make a determination regarding whether or not to separate the roles of Chairman and Chief Executive Officer based upon the circumstances. The Board believes that presently it is in the best interests of the Company that the positions of Chairman and Chief Executive Officer are separate. The Board believes that this separation is presently appropriate as it allows the Chief Executive Officer to focus primarily on leading the day-to-day operations of the Company while the Chairman can focus on leading the Board in its consideration of strategic issues and monitoring corporate governance, community relations and stockholder issues. To encourage open discussion and communication among the directors, executive sessions of non-management directors are held as necessary.

Our Board also has three key committees: the audit and finance committee, chaired by Donald R. Rudkin; the compensation committee, chaired by John W. H. Merriman; and the nominating and corporate governance committee, chaired by Robert M. Sawyer. Each of these committees play an important role in the governance and leadership of our Board and each is chaired by an independent director. For additional information regarding these committees, please see “BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND COMMITTEES — Board Meetings and Committees” and for biographies of the chairmen of each of the committees, please see “PROPOSAL 1: ELECTION OF DIRECTORS — Election of Directors.”

Risk Oversight

The Board has delegated certain duties with respect to risk oversight for the Company to the audit and finance committee. One of the audit and finance committee’s purposes under its charter is to evaluate enterprise risk issues. In furtherance of such purpose, the audit and finance committee charter specifically requires the committee to discuss with management, the internal auditor or internal audit service provider, as the case may be, and the independent auditor the Company’s major risk exposures (whether financial, operational or both) and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The audit and finance committee reports back to the Board with respect to its assessments.

Certain Relationships and Related Transactions and Director Independence

Policy for Approval of Related Party Transactions

In accordance with the terms of our audit committee charter, any transaction required to be disclosed pursuant to SEC regulations (including Item 404 of Regulation S-K) and PCAOB standards which we refer to as related party transactions, must be identified, reviewed and approved by our audit and finance committee, which is comprised entirely of independent directors. The Company may not enter into or engage in any related party transaction without such approval. Details of such related party transactions will be discussed with the Company’s independent accountants and publicly disclosed as required by applicable law.

Contractual Arrangements with Related Parties

Calavo Growers, Inc. Office Lease.  Since 2007, we have leased office space to Calavo Growers, Inc., which we refer to as Calavo, and have received annual rental income from Calavo in the amount of $0.29 million for fiscal year 2017. Calavo is the beneficial owner of approximately 12.0% of our issued and outstanding common stock and is an affiliate of our director, Lecil E. Cole.

Calavo Growers, Inc. Marketing Agreement.  We market our avocados through Calavo, which owns approximately 12.0% of our issued and outstanding common stock and is an affiliate of our director, Lecil E. Cole, pursuant to a marketing agreement. For fiscal year 2017, Calavo paid us approximately $9.5 million with respect to avocados we marketed through Calavo.

Calavo Growers, Inc. Lemon and Avocado Purchases.  During the fiscal year ended October 31, 2017, the Company purchased distribution center services and other aggregating $276,000 from Calavo.

Lecil E. Cole Lemon Packing.  We pack lemons for Lecil E. Cole, one of our directors. During fiscal year 2017, the aggregate amount of lemons packed for Lecil E. Cole was $2.4 million. The lemons are packed on the same terms as any other third party grower whose lemons the Company packs.

Cadiz Real Estate, LLC Property Lease.  Cadiz Real Estate, LLC (“Cadiz”) is a wholly owned subsidiary of Cadiz, Inc. In fiscal year 2013, the Company and Cadiz entered into a long-term lease agreement (the “Lease”) for a minimum of 320 acres, with an option to lease up to an additional 640 acres. In February 2015, the Company leased an additional 200 acres and in May 2017 the Company leased an additional 120 acres increasing the total leased acres to 640. The Company intends to plant and grow lemons on these acres. The initial term of the lease is for 20 years with annual base rent equal to the sum of $200 per planted acre and 20% of gross revenues from the sale of harvested lemons, less operating expenses. The aggregate minimum amount of payments to be paid over the 20-year term pursuant to the lease agreement is approximately $1.3 million plus 20% of gross sales of harvested lemons, less operating expenses. The aggregate maximum amount of payments that could be paid pursuant to the lease agreement over the 20-year term is approximately $30.7 million. The annual rent will not exceed $1,200 per acre per year. As of October 31, 2017, $123,000 of lease expense has been incurred. Scott S. Slater, one of our directors, serves as CEO, president and a member of the board of directors of Cadiz, Inc. In February 2016, Cadiz assigned the Lease to Fenner Valley Farms LLC (“Fenner”), a subsidiary of Water Asset Management LLC (“WAM”). An entity affiliated with WAM is the holder of 9,300 shares of Limoneira Company Series B-2 Convertible Stock.

Scott S. Slater Legal Services.  Mr. Slater, a director of the Company, is a shareholder at Brownstein Hyatt Farber Schreck, a law firm that provided $90,000 of legal services to the Company during the fiscal year ended October 31, 2017.

Perpetual Power LLC.  Mr. Palamountain, the Chief Financial Officer, Treasurer and Corporate Secretary of the Company, holds a 10% ownership interest in Perpetual Power LLC, which has performed solar power work in the past for the Company. As a result of such dealings, the Company holds a $250,000 “warranty reserve,” which is to be released by the Company back to Perpetual Power LLC upon the satisfaction of a certain time period, subject to any claims on the amount by the Company.

Director Independence

Our common stock is currently listed on the NASDAQ Global Market under the ticker symbol “LMNR.” The NASDAQ Rules require that a majority of our Board be independent. Our Board annually reviews the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based on this review, our Board has determined that the following directors are or were “independent directors” within the meaning of Section 5605(a)(2) the NASDAQ Rules during their service on the Board: Elizabeth Blanchard Chess, Gordon E. Kimball, John W. H. Merriman, Ronald L. Michaelis, Donald R. Rudkin, Robert M. Sawyer, Scott S. Slater and Edgar A. Terry. Each director who is a member of the compensation committee, nominating and corporate governance committee and audit and finance committee is an independent director.

Stockholder Communications with our Board

The Company has established a process for stockholders to send communications to the Board. Such information appears in the Investor Relations section of our website, www.limoneira.com, under the headings entitled “Corporate Governance” and “Contact the Board.”

Executive Sessions of our Board

Our non-management directors meet without management directors as necessary or when deemed appropriate. When they are held, these meetings are presided over by our Chairman, Mr. Gordon E. Kimball.

Nominations of Directors and Diversity

Nominations of Directors

As provided in its charter, available on our website at www.limoneira.com, the nominating and corporate governance committee will assist the Board by evaluating director nominees for election or re-election. In addition, the committee may review candidates for the Board recommended by executive search firms, the Company’s management and other members of the Board who are not members of the committee, as well as candidates recommended by stockholders, in accordance with the following criteria and as discussed in “—  Stockholder Nominations of Directors” below.

The nominating and corporate governance committee, in evaluating director nominees, regardless of whether the Board, management or a stockholder nominated such nominee, may consider some or all of the following factors:

•	the candidate’s judgment, skill and experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight;
•	the interplay of the candidate’s experience with the experience of other directors;
•	the extent to which the candidate would be a valuable addition to the Board and any committees thereof;
•	whether or not the person has any relationships that might impair his or her independence, including any business, financial or family relationships with the Company’s management; and
•	the candidate’s ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industries in which the Company operates.

In evaluating candidates for election as directors, the nominating and corporate governance committee will also take into consideration the need for the Board to have a majority of directors that are independent under the requirements of the NASDAQ Rules and other applicable laws.

In addition, the nominating and corporate governance committee will consider in its evaluation of candidates for election as directors the following criteria and qualifications:

•	Leadership Experience. Such person should possess significant leadership experience, such as experience in business, finance/accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and ability to work with others.
•	Commitment to the Company’s Values. Such person shall be committed to promoting our financial success and preserving and enhancing our reputation and shall be in agreement with our values as embodied in our code of ethics.
•	Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a director of the Company.

•	Complementary Attributes. Such person shall have skills and talents which would be a valuable addition to the Board and any committees thereof and that shall complement the skills and talents of our existing directors.
•	Reputation and Integrity. Such person shall be of high repute and integrity.

The Board, as assisted by the nominating and corporate governance committee, seeks and recommends candidates for election or re-election with differences of viewpoint, professional experience, education, skill and other individual qualities. The nominating and corporate governance committee charter provides that the committee endeavor to solicit as director candidates individuals possessing skills and talents that would complement the skills and talents of the Company’s existing directors. In addition, before recommending that the Board nominate each new director candidate or re-nominate each incumbent director, the nominating and corporate governance committee assesses each individual’s contributions, including the value of his or her experience as a director of the Company and the availability of new director candidates who may offer unique contributions and the Company’s changing needs.

Diversity

Although the Board does not have a formal policy regarding diversity, the nominating and corporate governance committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board. Nominees are not discriminated against on the basis of race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis prescribed by law. The nominating and corporate governance committee will assess the effectiveness of this approach as part of its review of the Board’s composition as well as in the course of the Board’s and nominating and corporate governance committee’s self-evaluation.

Stockholder Nominations of Directors

To make a director nomination, a stockholder must give written notice to our Secretary at our principal executive office at 1141 Cummings Road, Santa Paula, California 93060. In order for a notice to be timely, it must be delivered to our Secretary at the principal executive office not earlier than the November 15 immediately preceding such annual meeting nor later than the close of business on the 90th day immediately preceding the scheduled date of such annual meeting.

When directors are to be elected at a special meeting, such notice must be given not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which a public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

In addition to any other requirements, for a stockholder to properly bring a nomination for director before either an annual or special meeting, the stockholder must be entitled to vote at the meeting.

The stockholder submitting the recommendation must submit:

•	the stockholder’s name and address as they appear on the share register of the Company; and
•	the class, series and number of shares of stock which are owned beneficially and of record by such stockholder.

In addition, any such notice from a stockholder recommending a director nominee must include the following information:

•	the candidate’s name, age, business address and residence address;
•	the candidate’s principal occupation or employment;
•	the number of shares of stock that are beneficially owned by the candidate;
•	a written consent from the candidate to being named in the proxy statement as a nominee and to serving as director, if elected; and

•	any other information relating to such candidate that would be required to be disclosed in solicitations of proxies for election of directors under the federal securities laws, including Regulation 14A of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

We may require any proposed nominee to furnish any additional information that we reasonably require to enable our nominating and corporate governance committee to determine the eligibility of the proposed nominee to serve as a director. Candidates are evaluated based on the standards, guidelines and criteria discussed above as well as other factors contained in the nominating and corporate governance committee’s charter, other Company policies and guidelines and the current needs of the Board. The presiding officer at the Annual Meeting, in his or her sole discretion, has the power and duty to determine whether a nomination proposed to be brought before the meeting was made in accordance with the procedures set forth in the Bylaws.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND COMMITTEES

Certain Information Regarding our Directors and Executive Officers

The name and age of each director, nominee and executive officer and the positions held by each of them as of the date of this proxy statement are as follows:

Name	Age	Class	Position
Harold S. Edwards	52	Class I	Director, President and Chief Executive Officer
Joseph D. Rumley(1)	58	—	Former Chief Financial Officer, Treasurer and Corporate Secretary
Mark Palamountain(2)	42	—	Chief Financial Officer, Treasurer and Corporate Secretary
Alex M. Teague	54	—	Senior Vice President
Elizabeth Blanchard Chess	69	Class III	Director
Lecil E. Cole	78	Class II	Director
Gordon E. Kimball	65	Class II	Chairman, Director
John W.H. Merriman	65	Class I	Director
Donald R. Rudkin	74	Class III	Director
Robert M. Sawyer	68	Class III	Vice Chairman, Director
Scott S. Slater	60	Class II	Director
Edgar A Terry(3)	58	Class I	Director

(1)	Mr. Rumley resigned as Chief Financial Officer, Treasurer and Corporate Secretary of the Company effective as of January 8, 2018.
(2)	Mr. Palamountain was appointed as Chief Financial Officer, Treasurer and Corporate Secretary of the Company effective as of January 8, 2018.
(3)	Mr. Terry was elected as a director of the Company to fill the vacancy created by Mr. Michaelis, resignation as a director of the Company effective as of October 31, 2017.

Executive Officers who are not Directors

Joseph D. Rumley.  Mr. Rumley served as the Chief Financial Officer, Treasurer and Corporate Secretary from 2010 until January 8, 2018, the effective date of his resignation. From 2005 to 2008, Mr. Rumley was an audit partner at Grant Thornton, LLP, and from 2008 to 2010, he was an audit partner at McGladrey & Pullen, LLP. Mr. Rumley also served as Manager, Senior Manager and Audit Director at Deloitte & Touche, LLP from 1996 to 2005, where he served public and private companies in Deloitte’s Consumer Business Practice and Enterprise Risk Services. Through these roles, Mr. Rumley planned, conducted and managed financial and information system audit engagements of privately and publicly owned companies. Mr. Rumley received a Bachelor of Science in Accounting from California State University Northridge and a Master of Business Administration from Pepperdine University. He is a California Certified Public Accountant.

Mark Palamountain.  Mr. Palamountain has served as the Company’s Senior Director of Agricultural Operations since 2014 and has been with the Company since 2012. From 2012 to 2014, Mr. Palamountain served as Director of Business Development and Business Integration at the Company. Prior to joining the Company, Mr. Palamountain was the CEO and founder of Perpetual Power LLC, a leading solar integration company specializing in finance and product technology. From 2003 to 2008, he served as a Managing Director, Head of NASDAQ Trading for Broadpoint Securities where he was responsible for all trading desk management functions for a team of 25 traders. Between 2001 and 2003, Mr. Palamountain was a Principal at Thomas Weisel Partners and from 1997 to 2001, he was a trader at JPMorgan Chase.

Alex M. Teague.  Mr. Teague has served as Senior Vice President of the Company since 2005. Mr. Teague previously served the Company as Vice President of Agribusiness, in 2004. Mr. Teague is currently a member of the board of directors of Canyon Irrigation Company, Salinas Land Company and California Orchard Company. Mr. Teague is a graduate of University of Pacific, where he earned a Bachelor of Science degree in Business Administration.

Board Meetings and Committees

Our Board met twelve times in total in fiscal year 2017. All incumbent directors attended at least 75% of the combined Board and committee meetings on which they served in fiscal year 2017. It is our policy that all members of the Board should endeavor to attend annual meetings of stockholders, and all of our directors attended our 2017 Annual Meeting of Stockholders.

The Bylaws give our Board the authority to delegate its powers to committees appointed by the Board. We currently have a standing audit and finance committee, compensation committee and nominating and corporate governance committee. All of the members of our audit and finance committee, compensation committee and nominating and corporate governance committee are comprised solely of independent directors. Our committees are required to conduct meetings and take action in accordance with the directions of the Board, the provisions of the Bylaws and the terms of the respective committee charters. Each of the audit and finance committee, compensation committee and nominating and corporate governance committee may not delegate any of its authority to subcommittees unless otherwise authorized by the Board. Additionally, the Board has an executive committee, farming advisory committee, water committee and philanthropy advisory committee. Copies of the charters for each of the audit and finance committee, compensation committee and nominating and corporate governance committee are available on our website at www.limoneira.com, and in print from us without charge upon request by writing to our principal executive offices at Investor Relations at Limoneira Company, 1141 Cummings Road, Santa Paula, California 93060. The information on our website is not, and shall not be deemed to be, incorporated by reference into this proxy statement or incorporated into any other filings that the Company makes with the SEC.

Audit and Finance Committee.  The audit and finance committee is comprised entirely of independent directors who meet the independence requirements of the NASDAQ Rules and Rule 10A-3 of the Exchange Act, and includes at least one “audit committee financial expert,” as required by applicable SEC regulations. The audit and finance committee is also established in accordance with section 3(a)(58)(A) of the Exchange Act (15 U.S.C. 78c(a)(58)(A)). The audit and finance committee is responsible for, among other things, retaining and overseeing our independent auditors; assisting the Board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements; reviewing and approving the plan and scope of the internal and external audit; pre-approving any audit and non-audit services provided by our independent auditors; and approving fees to be paid to our internal audit service providers. Additionally, the audit and finance committee is responsible for reviewing with the Chief Executive Officer and Chief Financial Officer and independent auditors the adequacy and effectiveness of our internal controls, preparing the audit committee report to be filed with the SEC and reviewing and assessing annually the audit and finance committee’s performance and the adequacy of its charter. Messrs. Merriman, Rudkin and Sawyer served on our audit and finance committee in fiscal year 2017 with Mr. Rudkin serving as Chairman. Mr. Terry replaced Mr. Merriman on the audit and finance committee upon his appointment to the Board on October 31, 2017. Thus effective beginning fiscal year 2018, Messrs. Rudkin, Sawyer and Terry serve on our audit and finance committee with Mr. Rudkin serving as Chairman. The Board has determined that Mr. Rudkin qualifies as an “audit committee financial expert,” as defined by the SEC. The audit and finance committee met four times during fiscal year 2017.

Compensation Committee.  The compensation committee is comprised entirely of independent directors who meet compensation committee independence requirements of the NASDAQ Rules. In accordance with the compensation committee charter, the members are “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. Under the compensation committee charter, the compensation committee is responsible for determining compensation policies for executive officers and independent directors. The compensation committee also oversees the Company’s cash and equity-based compensation plans and recommends terms and awards of stock compensation to the Board. Additionally, the compensation committee is responsible for reviewing organizational and staffing matters of the Company, reviewing and discussing the Compensation Discussion and Analysis disclosure with management and recommending its approval in the proxy statement, and granting the right for directors, officers and employees to receive indemnification, as applicable.

No member of the compensation committee has had any relationship with the Company requiring the disclosure under Item 404 of Regulation S-K. Messrs. Michaelis, Merriman and Rudkin served on our compensation committee for fiscal year 2017 with Mr. Merriman serving as Chairman. Mr. Terry replaced Mr. Michaelis on the compensation committee upon his appointment to the Board on October 31, 2017. Thus effective beginning fiscal year 2018, Messrs. Merriman, Rudkin and Terry serve on our compensation committee with Mr. Merriman serving as Chairman. The compensation committee met two times during fiscal year 2017.

The compensation committee is responsible for determining all aspects of compensation packages for executive officers, and for reviewing such compensation for our directors. The compensation committee has not delegated any of its authority. From time to time, the compensation committee retains, without the recommendation of management, an independent compensation consultant to provide advice and recommendations on competitive market practices and pay levels of directors, as well as market specific practices regarding incentive based plans. In this role, the compensation consultant works with the compensation committee (and not on behalf of management) to assist the compensation committee in satisfying its responsibilities and will undertake no projects for management except at the request of the compensation committee chair and in the capacity of the compensation committee’s agent. In 2013, the Company retained Mercer as an independent compensation consultant to assist with redesigning the compensation structure for non-management directors. In addition, to assist in benchmarking for fiscal year 2017, the compensation committee utilized Equilar, Inc. (“Equilar”), a market leader for benchmarking compensation, to compare compensation for our Named Executive Officers to selected peer groups; however, Equilar has not had any role in determining, providing advice on or recommending the amount or form of executive compensation. For fiscal year 2018 compensation of its Named Executive Officers, the compensation committee utilized Pearl Meyer and Partners LLC (Pearl Meyer”), a leading advisor to boards and senior management on executive compensation, to assist them in determining the compensation for the Company’s named Executive Officers. The analysis provided by Pearl Meyer will assist the compensation committee in establishing appropriate and competitive compensation levels for its Named Executive Officers for fiscal year 2018. For additional information concerning the compensation committee’s processes and procedures for consideration and determination of executive officer compensation, see the “Compensation Discussion and Analysis” section of this proxy statement.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee is comprised entirely of independent directors who meet the independence requirements of the NASDAQ Rules. The nominating and corporate governance committee is responsible for, among other things, recommending the number of directors to comprise the Board; identifying and evaluating individuals, or incumbent directors, qualified to become or remain members of the Board; recommending to the Board director nominees for each annual meeting of stockholders; recommending to the Board the candidates for filling vacancies that may occur; and reviewing independent director compensation and the Board’s processes, self-evaluations and policies. Additionally, the nominating and corporate governance committee oversees compliance with the code of ethics and monitors developments in the law and in corporate governance.

Ms. Chess and Messrs. Merriman and Sawyer served on our nominating and corporate governance committee for fiscal year 2017 with Mr. Sawyer serving as Chairman and are continuing to serve in such roles for fiscal year 2018. The nominating and corporate governance committee met three times during fiscal year 2017.

Compensation Committee Interlocks and Insider Participation

Messrs. Michaelis, Merriman and Rudkin served on our compensation committee for fiscal year 2017. None of the members of our compensation committee, including Mr. Terry, are, or have been, an employee or officer of the Company. During fiscal year 2017, no member of our compensation committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. The Company’s President and Chief Executive Officer is a board member of Calavo, and the president and chief executive officer of Calavo is a member of the Board. None of the other Company’s executive officers serves on the board of directors or compensation committee of a company that has an executive officer serving as a member of our Board or compensation committee.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis should be read in conjunction with the Summary Compensation Table and related tables that are presented elsewhere in this proxy statement.

Executive Summary

Compensation for our executives and key employees is designed to attract and retain people who share our vision and values and who can consistently perform in such a manner that enables the Company to achieve its strategic goals. The compensation committee believes that the total compensation package for each of the Named Executive Officers is competitive with the market, thereby allowing us to retain executive talent capable of leveraging the skills of our employees and our unique assets in order to increase stockholder value.

In 2010, we adopted the Limoneira Company 2010 Omnibus Incentive Plan, which we refer to as the 2010 Omnibus Incentive Plan, pursuant to which we may award cash-based and equity-based incentive compensation beginning in fiscal year 2011. On January 24, 2012 and March 27, 2012, the Board, and our stockholders, respectively, approved the amendment and restatement of the 2010 Omnibus Incentive Plan, to ensure compliance with compensation related to Sections 162(m) and 409A of the Code (the “Amended and Restated 2010 Omnibus Incentive Plan”). On January 24, 2017 and March 28, 2017, the Board and our stockholders, respectively, approved additional amendments to the Amended and Restated 2010 Omnibus Incentive Plan to revise limits on stock options and make certain other changes. The Amended and Restated 2010 Omnibus Incentive Plan, as amended, is referred to as the Amended and Restated Plan. For fiscal years 2017, 2016 and 2015, there were both cash-based and equity-based awards granted pursuant to the Amended and Restated Plan.

The Company’s Named Executive Officers refers to those executive officers identified in the Summary Compensation Table below. Our Named Executive Officers for fiscal year 2017 were: Harold Edwards, President and Chief Executive Officer; Joseph Rumley, Former Chief Financial Officer, Treasurer and Corporate Secretary; and Alex Teague, Senior Vice President.

Our executive compensation program is designed to attract and retain individuals with the skills required to enable the Company to achieve its strategic goals. The program seeks to remain competitive with the market while also aligning the executive compensation program with stockholder interests through the following types of compensation: (i) base salary; (ii) annual cash-based incentive bonuses; (iii) annual equity-based incentive bonuses; and (iv) other compensation consisting of retirement and other benefits.

Key Executive Compensation Objectives

The compensation policies developed by the compensation committee are based on the philosophy that compensation should reflect both the Company’s performance, financially and operationally, and the individual performance of the executive. The compensation committee’s objectives when setting compensation for our Named Executive Officers include:

•	Setting compensation levels that are sufficiently competitive such that they will motivate and reward the highest quality individuals to contribute to our goals, objectives and overall financial success. This is done in part through reviewing and comparing the compensation of other companies in our industry.
•	Retaining executives and encouraging their continued quality service, thereby encouraging and maintaining continuity of the management team. Our competitive base salaries combined with cash and equity incentive bonuses, and the long-term incentives through our retirement plans and the vesting requirements of our equity-based incentive bonuses, encourage high-performing executives to remain with the Company.
•	Incentivizing executives to appropriately manage risks while attempting to improve our financial results, performance and condition. Our cash-based and equity-based incentive plans set company-specific and individual goals for executives to ensure the executives are compensated in accordance with the Company’s performance.

•	Aligning executive and stockholder interests. The compensation committee believes the use of equity compensation as a key component of executive compensation is a valuable tool for aligning the interests of our Named Executive Officers with those of our stockholders.
•	Obtaining tax deductibility whenever appropriate. The compensation committee believes tax-deductibility for the Company is generally a favorable feature for an executive compensation program, from the perspectives of both the Company and the stockholders. The Amended and Restated Plan has provisions relating to tax withholding and compliance with Section 409A of the Code to ensure executives are obtaining favorable tax treatment.

Key Compensation Decisions and Developments for Fiscal Year 2017

•	Base Pay. During fiscal year 2017, our Chief Executive Officer received a 4.8% increase in base pay, our Former Chief Financial Officer received a 3.2% increase in base pay and our Senior Vice President received a 4.0% increase in base pay.
•	Cash-Based Incentive Compensation. In fiscal year 2018, cash-based incentive compensation bonuses equal to 20% of base pay were paid to our Chief Executive Officer, our Former Chief Financial Officer and our Senior Vice President for fiscal year 2017 performance.
•	Equity-Based Incentive Compensation. For fiscal year 2017 performance, the maximum potential incentive payouts for all Named Executive Officers was 50% of base salary. Based on the Company’s performance in fiscal year 2017 and per the terms of the Amended and Restated Plan, equity-based incentive bonuses equal to 30% of base salary were paid to our Chief Executive Officer, our Former Chief Financial Officer and our Senior Vice President in fiscal year 2018.

General Objectives of the Compensation Program

The compensation program for our Named Executive Officers is designed to align management’s incentives with the interests of our stockholders and to be competitive with comparable employers. Our compensation philosophy recognizes the value of rewarding our Named Executive Officers for their past performance and motivating them to continue to excel in the future. The compensation committee has developed and maintains a compensation program that rewards superior performance of both the Company and of each individual executive, and seeks to encourage actions that drive our business strategy. Our compensation strategy is to provide a competitive opportunity for senior executives taking into account their total compensation packages, which include a combination of base salary, an annual cash-based incentive bonus, an annual equity-based incentive bonus and certain perquisites. At the Named Executive Officer level, our incentive compensation arrangements are designed to reward the achievement of year-to-year operating performance goals.

Oversight of Executive Compensation

The Role of the Compensation Committee in Setting Compensation.  During fiscal year 2017, our compensation committee had the authority to determine our compensation philosophy and our Board had the primary authority to determine the compensation for our executive officers. Our President and Chief Executive Officer’s total compensation was recommended by the compensation committee and approved by our Board. According to the compensation committee charter, the compensation committee will have the authority to determine the compensation of our executive officers in light of individual and corporate achievements. During the first quarter of each fiscal year, the compensation committee establishes performance goals for cash-based and equity-based incentive compensation for each of the Named Executive Officers and, at the end of that fiscal year, determines the level of attainment of those established goals.

The Role of Executives in Setting Compensation.  Each Named Executive Officer and other senior executive management team members participate in an annual performance review with our President and Chief Executive Officer or other Named Executive Officer to provide input about his or her contributions to our success for the period being assessed.

Elements of Compensation

The material elements of the compensation program for our Named Executive Officers include: (i) base salaries; (ii) annual cash-based incentive bonuses; (iii) annual equity-based incentive bonuses; and (iv) other compensation consisting of retirement and other benefits.

Base Salaries.  We provide our Named Executive Officers with a base salary to compensate them for services rendered during the fiscal year and sustained performance. The purpose of the base salary is to reflect job responsibilities, value to us and competitiveness of the market. Salaries for our Named Executive Officers are determined by the compensation committee based on the following factors: nature and responsibility of the position and, to the extent available, salary norms for comparable positions; the expertise of the individual executive; the competitiveness of the market for the executive’s services; and the recommendations of our President and Chief Executive Officer. The compensation committee believes that the base salary of each of the Named Executive Officers is, particularly in light of each of their total compensation packages, competitive with the market.

Annual Cash-Based Incentive Bonuses.  Our practice is to award annual cash-based incentive bonuses based upon the achievement of performance objectives established by the compensation committee at the beginning of each year. For fiscal year 2017, the compensation committee established net income for the year as the performance objective.

Each of our Named Executive Officers is eligible to receive an annual cash-based incentive bonus in an amount up to a target percentage of his or her base salary based on the achievement of the established performance objective, subject to the negative discretion of our compensation committee. The target percentage is based on a graduated scale beginning at 20% of a participant’s annual base salary and with a maximum of 60% of a participant’s annual base salary.

Any bonuses earned and awarded under the program in respect of a fiscal year are paid in a cash lump sum on or after October 31 of the performance year and on or before January 31 of the year following the performance year. For fiscal year 2017, our Named Executive Officers were eligible to receive a cash-based incentive bonus in an amount up to 20% of their respective base salaries if the Company achieved net after-tax earnings of at least $6.52 million. For every $300,000 increment in net after-tax earnings, the amount of potential cash-based incentive bonus our Named Executive Officers were eligible to receive increased from 0% to 5% up to a maximum of 60% of their respective base salaries. Based on our overall financial performance in fiscal year 2017, our compensation committee awarded a cash bonus to our Named Executive Officers equal to 20% of their base salaries.

Annual Equity-Based Incentive Bonuses.  It is our objective to have a substantial portion of each Named Executive Officer’s compensation contingent upon overall corporate performance and align our Named Executive Officers’ interests with those of our stockholders by awarding annual equity-based incentive bonuses. Our compensation committee believes that equity-based annual incentives for the achievement of defined objectives create value for the Company and aligns the executive’s compensation with the interests of our stockholders. The compensation committee established overall corporate goals with a view towards establishing such goals that are challenging to achieve, and, at the end of the applicable fiscal year, determines the level of attainment of those established goals and the contribution of each executive towards achieving them. For fiscal year 2017, the compensation committee established $6.52 million as targeted net income for the performance goal. Each of Messrs. Edwards, Teague and Rumley were eligible to receive a number of shares of our common stock not to exceed an aggregate fair market value of 30% of their base salary if the performance goal was achieved, 40% of base salary if net income of at least 125% but less than 200% of targeted net income was achieved and 50% of their base salary if net income was at least 200% of targeted net income. In the event that such overall corporate performance goals are obtained, the compensation committee, in its sole discretion, may nevertheless determine not to grant such shares or grant a fewer number of shares depending upon the circumstances such as the achievement of corporate or individual goals or strategic initiatives. Based on our overall financial performance in fiscal year 2017, our compensation committee awarded equity-based incentive compensation to our Named Executive Officers equal to 30% of their base salaries. Such awards granted under the Amended and Restated Plan vest one-half on the first anniversary of the issue date and one-half on the second anniversary of the issue date.

Retirement Plans.  The compensation committee believes that retirement programs are important to the Company as they contribute to the Company’s ability to be competitive with its peers and reward our executive officers based on long-term performance of the Company and, therefore, are an important piece of the overall compensation package for the Named Executive Officers. For all eligible employees, including our Named Executive Officers, we provide a 401(k) plan; others are also participants in our defined benefit pension plan.

Until June 2004, our employees and executive officers were eligible to participate in a traditional defined benefit pension plan that was maintained by the Company. Effective June 2004, plan participation and benefits payable under that plan were frozen and, since that time, no new participants have been added to that plan. The only Named Executive Officer who is a participant in our defined benefit pension plan is Harold Edwards. At normal retirement age, Mr. Edwards’ anticipated monthly payment under this plan would be $81.

The Company sponsors a defined contribution retirement plan maintained under section 401(k) of the Code. Under the terms of such plan, eligible employees may elect, beginning after one month of employment, to defer compensation up to that amount of their annual earnings permitted to be deferred under the applicable provisions of the Code. In addition to any deferral contributions made by our employees, the Company contributes to the account of each eligible employee with at least one year of qualifying service a matching contribution of up to 4% of such employee’s annual compensation plus such employee’s allocable share of any discretionary employer profit-sharing contribution. Participant deferral contributions and employer matching contributions are 100% vested at the time of contribution, and employer discretionary profit-sharing contributions vest at a rate of 20% per year of service beginning after two years of service, becoming 100% vested upon completion of six years of service. During fiscal year 2017, there were no changes made to our defined contribution plan related to company contributions, contribution limitations, vesting schedules or eligibility requirements.

Nonqualified Deferred Compensation.  None of our Named Executive Officers participates in or has account balances in nonqualified defined contribution or other deferred compensation plans maintained by the Company.

Change in Control, Separation or Severance Benefits.  The Amended and Restated Plan contains provisions that provide for the vesting of options and stock appreciation rights awarded thereunder, as well as the lapse of restrictions on and vesting of all incentive awards issued thereunder upon a change in control or certain termination events.

Except as otherwise provided in an Award Agreement or by the Board, or a committee thereof, in a written resolution at the date of grant, to the extent outstanding awards granted under the Amended and Restated Plan are not assumed, converted or replaced by the resulting entity in the event of a change in control, all outstanding Options and Stock Appreciation Rights become fully exercisable, all restrictions with respect to outstanding awards lapse and become vested and non-forfeitable, and any specified performance goals with respect to outstanding awards shall be deemed to be satisfied at target.

Except as provided in an Award Agreement or by a board committee in a written resolution at the date of grant or thereafter, to the extent outstanding awards granted under the Amended and Restated Plan are assumed, converted, or replaced by the resulting entity in the event of a change in control: (i) any outstanding awards that are subject to Performance Share-Based Goals shall be converted by the resulting entity as if target performance had been achieved as of the date of the change in control; (ii) each Performance Share-Based Award or Performance Compensation Award with service requirements shall continue to vest with respect to such requirements during the remaining period set forth in the Award Agreement; and (iii) all other Awards shall continue to vest (and/or the restrictions thereon shall continue to lapse) during the remaining periods set forth in the Award Agreement.

Except as otherwise provided in an Award Agreement or by a board committee in a written resolution at the date of grant or thereafter to the extent outstanding awards granted under the Amended and Restated Plan are either assumed, converted or replaced by the resulting entity in the event of a change in control, if a participant’s employment or service is terminated without Cause by the Company or an affiliate or a participant terminates his or her employment or service with the Company or an affiliate for Good Reason (if applicable), in either case, during the twelve-(12) month period following a change in control, all outstanding Options and

Stock Appreciation Rights held by a participant shall become fully exercisable and all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable. Under the Amended and Restated Plan a “change in control” is generally defined to mean: (i) the disposition of all or substantially all of the assets of the Company; (ii) any person or group is or becoming the “beneficial owner” directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Company, including by way of merger; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, but excluding any director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) cease for any reason to constitute a majority of the Board, then in office.

As each of our Named Executive Officers is not a party to any employment agreement, for purposes of the above, “Cause” means:

•	the intentional engagement in any acts or omissions constituting dishonesty, breach of a fiduciary obligation, wrongdoing, or misfeasance, in each case, in connection with a Named Executive Officer’s duties or otherwise during the course of a Named Executive Officer’s employment or service with the Company or an Affiliate;
•	the commission of a felony or the indictment for any felony, including, but not limited to, any felony involving fraud, embezzlement, moral turpitude, or theft;
•	the intentional and wrongful damaging of property, contractual interests, or business relationships of the Company or an Affiliate;
•	the intentional and wrongful disclosure of secret processes or confidential information of the Company or an Affiliate in violation of an agreement with, or a policy of, the Company or an Affiliate;
•	the continued failure to substantially perform the Named Executive Officer’s duties for the Company or an Affiliate;
•	current alcohol or prescription drug abuse affecting work performance;
•	current illegal use of drugs; or
•	any intentional conduct contrary to the Company’s or an Affiliate’s written policies or practices.

Since “Good Reason” is not defined in the applicable Award Agreements of our Named Executive Officers, and such persons are not a party to any employment related agreement, each Named Executive Officer shall not be entitled to terminate his or her employment or service for Good Reason.

Pursuant to our Award Agreements for restricted stock with our Named Executive Officers, in the event that the employment of a Named Executive Officer with the Company is terminated by the Company on or after the issue date of the Award, other than for Cause, any unvested restricted stock shall become fully vested only in the sole discretion of the Company. The compensation committee (or its designee, to the extent permitted under the Amended and Restated Plan) shall have sole discretion to determine if a Named Executive Officer’s rights have terminated pursuant to the Amended and Restated Plan and any Award Agreement, including but not limited to the authority to determine the basis for the Named Executive Officer’s termination of employment. In the event that a Named Executive Officer remains in continuous employment with the Company or an Affiliate from the issue date of an Award until a Named Executive Officer’s termination due to (i) death, (ii) Disability or (iii) retirement (if the Named Executive Officer has been employed by the Company for a period of at least the five (5) years immediately preceding the grant date and is age 65 or older), any unvested restricted stock previously issued shall become fully vested. For this purpose, “Disability” shall mean a Named Executive Officer is unable to engage in his or her profession by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. The compensation committee shall certify Disability, after consultation with a qualified medical examiner, and shall determine a Named Executive Officer’s date of termination after taking into account the Named Executive Officer’s position and all applicable laws. In the event that Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance issued thereunder (collectively, “Section 409A”) applies and any award would be paid to Named Executive Officer upon a “separation from service” within the meaning of Section 409A, and no exemption or exclusion from Section 409A shall apply, no award shall be released to any Named Executive Officer who is a “specified employee” within the meaning of Section 409A until the earlier of the first day of the seventh month after the month of such Named Executive Officer’s separation from service or the Named Executive Officer’s death.

The amounts shown in the following table reflect the potential value to the Named Executive Officers, as of the end of fiscal 2017, of full acceleration of all unvested restricted stock awards upon a change in control of the Company and upon certain terminations events. The amounts shown assume that a change in control or termination event was effective as of the last business day of fiscal year 2017 (October 31, 2017) and that the price of the Company’s common stock on which the calculations were based was the closing price on October 31, 2017 ($23.35). The amounts below are estimates of the incremental, lump sum amounts that would be received upon a change in control or certain termination events; the actual amount can be determined only at the time of any actual change in control or termination event.

Estimated Potential Incremental Payments Upon Change in Control or Certain Termination Events

Name	Restricted Stock That May Vest Upon a Change in Control and/or Certain Termination Events(1)(2)	Total Value of Restricted Stock That May Vest Upon a Change in Control and/or Certain Termination Events ($)(3)
Harold Edwards	10,590	$247,277
Joseph Rumley	5,956	$139,073
Alex Teague	7,246	$169,194

(1)	Information regarding unvested restricted stock held by each Named Executive Officer is set forth in the Outstanding Equity Awards table below. Restricted stock is issued subject to vesting over two years thereafter.
(2)	Termination events include, upon death, Disability, termination other than for Cause (in the sole discretion of the Company) or retirement.
(3)	Total value calculated assuming a change in control or termination event date of October 31, 2017, and utilizing the market closing price on October 31, 2017 ($23.35 per share).

Perquisites and Other Personal Benefits.  The compensation committee reviews annually the perquisites that Named Executive Officers receive. The primary personal benefits for our Named Executive Officers are health and welfare benefits, including, medical, dental, vision and life insurance, in which the Named Executive Officers participate on the same terms as other company employees. In addition, company vehicles are provided to the Named Executive Officers, as well as to other members of management.

Employment Agreements.  As of the end of our 2017 fiscal year, the Company was not party to any employment agreements with any of our Named Executive Officers.

Other.  The compensation committee also considers the accounting, tax, and stockholder dilutive costs of specific compensation programs, and seeks to balance the earnings, tax and dilutive impact of executive compensation plans with the need to attract, retain and motivate highly-qualified executives.

Benchmarking

When making compensation-related decisions, the compensation committee believes it is important to be informed as to the current practices of other companies in our industry and/or similar in size or other attributes to the Company and to set compensation levels for our executive officers that are competitive with such companies. As a result, in determining compensation levels for our Named Executive Officers and for purposes of determining any potential payments to our Named Executive Officers under our annual cash-based and equity-based incentive bonus programs, the compensation committee periodically reviews and compares available salary and incentive bonus information of other companies. As a part of such review and comparison, the compensation committee uses internally prepared surveys and other publicly and privately available information to compare each component of the Company’s compensation program to the compensation paid to equivalent executive officers at such companies, with a goal of setting competitive compensation levels for each of our executive officers. In addition, to assist in benchmarking for fiscal year 2017, the compensation committee utilized Equilar, Inc. (“Equilar”), a market leader for benchmarking compensation, to compare compensation for our executive officers to selected peer groups. Equilar is independent from the Board and management team and their services are paid for through annual subscription fees. Equilar does not provide consulting services and only compiles information that is already publicly available. Equilar has not had any role in determining, providing advice on or recommending the amount or form of executive compensation. For fiscal year 2017, four benchmark data sets were considered in the evaluation. Three of the benchmark data sets were comprised of a sample of companies from compensation surveys administered by Equilar with market capitalization and revenue amounts similar to the Company. The fourth benchmark was comprised of eight companies selected from the Forbes 2011 List of Best Small Companies, with revenue amounts similar to the Company and that reflect high growth potential. The companies included in the fourth benchmark data set included Heritage-Crystal Clean Inc., UFP Technologies Inc., IEC Electronics Corp., Coffee Holding Co. Inc., Healthstream Inc., Winmark Corp., Alliance Fiber Optic Product and NVE Corp. The results of the benchmarking activities were utilized in designing our compensation program described in the “Elements of Compensation” section.

For fiscal year 2018 compensation of its named Executive Officers, the compensation committee utilized Pearl Meyer, a leading advisor to Boards and senior management on executive compensation, to assist them in determining the compensation for the Company’s Named Executive Officers. Pearl Meyer’s approach was to conduct interviews with the Company’s three Named Executive officers and the compensation committee, collect data related to the current compensation structure of the company’s three Named Executive Officers and develop a peer group of companies to use in conducting a competitive analysis of market compensation. Pearl Meyer provided the compensation committee with a competitive analysis of our current base compensation and annual cash and equity based incentive plans as they relate to our Named Executive Officers. A peer group of 14 companies was developed utilizing a 2017 ISS peer group and companies included in previous analyses utilized by Equilar, Inc. and Mercer. The analysis provided by Pearl Meyer will assist the compensation committee in establishing appropriate and competitive compensation levels for its Named Executive Officers for fiscal year 2018.

Risk Assessment

In formulating and evaluating material elements of compensation available to Named Executive Officers, the compensation committee takes into consideration whether any such programs may encourage excessive risk-taking behavior. Based on such review, the compensation committee concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us. In making such determination, the compensation committee took into consideration the many design features that mitigate the likelihood of inducing excessive risk-taking behavior. In particular, the compensation committee believes that our use of restricted stock awards, as the primary equity feature in the compensation program, minimizes the risk that the Named Executive Officer’s short-term interests may not align with longer-term interests of shareholders.

Effect of Say-on Pay Vote

At our 2017 Annual Meeting of Stockholders, pursuant to a non-binding, advisory vote, the stockholders approved the compensation of our Named Executive Officers as disclosed in the proxy statement for such annual meeting. The compensation committee has considered the results of this advisory vote and believes that it shows support by our stockholders for our compensation philosophy and the executive compensation programs that implement our philosophy. We have not significantly changed our executive compensation programs following the advisory vote.

Summary Compensation Table

The following table sets forth information regarding the compensation of our Named Executive Officers for fiscal years 2017, 2016 and 2015. This table should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives and other information regarding our executive compensation program.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Harold Edwards, President and Chief Executive Officer(5)	2017	$560,000	$167,998	$112,000	$262	$23,454	$863,714
	2016	$534,200	$160,265	$120,199	$1,496	$23,530	$839,690
	2015	$518,700	$77,811	$51,870	$—	$23,822	$672,203
Joseph Rumley, Former Chief Financial Officer, Treasurer and Corporate Secretary(6)	2017	$310,000	$92,994	$62,000	$—	$30,002	$494,996
	2016	$300,500	$90,141	$67,606	$—	$29,426	$487,673
	2015	$291,700	$43,760	$29,172	$—	$30,114	$394,746
Alex Teague, Senior Vice President	2017	$380,000	$114,003	$76,000	$—	$23,807	$593,810
	2016	$365,500	$109,664	$82,248	$—	$24,327	$581,739
	2015	$354,900	$53,240	$35,490	$—	$23,049	$466,679

The following charts reflect fiscal year 2017 compensation mix for our Named Executive Officers:

(1)	The value of stock awards is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. Shares earned in fiscal year 2017 were issued in fiscal year 2018 and vest one-half in fiscal year 2019 and one-half in fiscal year 2020. Shares earned in fiscal year 2016 were issued in fiscal year 2017 and vest one-half in fiscal year 2018 and one-half in fiscal year 2019. Shares earned in fiscal year 2015 were issued in fiscal year 2016 and vest one-half in fiscal year 2017 and one-half in fiscal year 2018.

(2)	Amounts shown for fiscal year 2017 reflect cash-based incentive bonuses earned based on fiscal year 2017 performance but paid in fiscal year 2018. Amounts shown for fiscal year 2016 reflect cash-based incentive bonuses earned based on fiscal year 2016 performance but paid in fiscal year 2017. Amounts shown for fiscal year 2015 reflect cash-based incentive bonuses earned based on fiscal year 2015 performance but paid in fiscal year 2016.
(3)	The amounts shown reflect change in pension value, which is based upon the change in the present value of the accrued benefit from fiscal years 2016 to 2017, 2015 to 2016 and 2014 to 2015. This change can be impacted by, among other things, changes in the assumptions used for the discount rate, long-term rate of return and mortality tables used.
(4)	All Other Compensation consists of, for each of our Named Executive Officers, life insurance premiums, profit sharing and matching contributions under our 401(k) plan and personal usage of company vehicles. For fiscal year 2017, All Other Compensation was as follows:

Name	Company Contributions to 401(k) ($)	Perquisites and Personal Benefits ($)	Life Insurance Premiums Paid by the Company ($)
Harold Edwards	$21,200	$481	$1,773
Joseph Rumley	$21,200	$7,800	$1,002
Alex Teague	$21,200	$1,390	$1,217
(5)	Mr. Edwards does not receive compensation for being a director of the Company.
(6)	Mr. Rumley resigned as Chief Financial Officer, Treasurer and Corporate Secretary of the Company as of January 8, 2018.

Grants of Plan-Based Awards in Fiscal Year 2017

The following table provides information about grants of equity and non-equity plan-based awards to the Named Executive Officers in the fiscal year ended October 31, 2017:

Name	Grant Date(3)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Award(1)(3)(4)			Grant Date Fair Value of Stock Awards ($)(5)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Harold Edwards	12/22/17	$112,000	$112,000	$224,000	—	—	—	—
	12/22/17	—	—	—	$168,000	$168,000	$280,000	$167,998
Joseph Rumley	12/22/17	$62,000	$62,000	$124,000	—	—	—	—
	12/22/17	—	—	—	$93,000	$93,000	$155,000	$92,994
Alex Teague	12/22/17	$76,000	$76,000	$152,000	—	—	—	—
	12/22/17	—	—	—	$114,000	$114,000	$190,000	$114,003

(1)	See page 23 of the proxy statement, under “COMPENSATION DISCUSSION AND ANALYSIS — Elements of Compensation — Annual Equity-Based Incentive Bonuses,” for a description of our Equity-Based Incentive Bonus Plan. Under our Equity-Based Incentive Plan, awards that may be paid out are in the form of the number of shares of our common stock that is derived from a percentage of the Named Executive Officers’ salary.
(2)	These columns show the potential payments for each of our Named Executive Officers under the Amended and Restated Plan with respect to fiscal year 2017 performance. Threshold, target and maximum represent 20%, 20% and 40% of the Named Executive Officers’ annual salaries, respectively. Non-equity incentive plan awards of $112,000, $62,000 and $76,000 were earned in fiscal year 2017 by Messrs. Edwards, Rumley and Teague, respectively. These non-equity incentive plan awards were paid to the Named Executive Officers in fiscal year 2018.
(3)	These columns show the potential payments for each of our Named Executive Officers under the Amended and Restated Plan with respect to fiscal year 2017 performance. Threshold, target and maximum represent 30%, 30% and 50% of the Named Executive Officers’ annual salary. Equity incentive plan awards of $167,998, $92,994 and $114,003 were earned in fiscal year 2017 by Messrs. Edwards, Rumley and Teague, respectively. These equity incentive plan awards were approved by the compensation committee on December 19, 2017 and issued to the Named Executive Officers on December 22, 2017.

(4)	All such shares, whether vested or unvested, are considered issued and outstanding on the date of issuance, and our Named Executive Officers have voting rights with respect to, and receive any dividends on, such shares granted to them.
(5)	The value of stock awards is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. As described, on page 23 of the proxy statement, under “COMPENSATION DISCUSSION AND ANALYSIS — Elements of Compensation — Annual Equity-Based Incentive Bonuses,” equity compensation is generally based on a percentage of the employee’s salary and the number of shares of common stock issued to the Named Executive Officers stock was equal to the relevant percentage of salary divided by the fair value of such stock on the issue date.

Outstanding Equity Awards at 2017 Fiscal Year End

The following table summarizes the total outstanding equity awards as of October 31, 2017 for each Named Executive Officer:

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Harold Edwards(2)	10,590	$247,277
Joseph Rumley(3)	5,956	$139,073
Alex Teague(4)	7,246	$169,194

(1)	Based on a fair market value of our common stock on October 31, 2017, the last trading day of our fiscal year 2017, of $23.35 per share.
(2)	On December 22, 2017, in connection with fiscal year 2017 performance, we issued to Mr. Edwards 7,349 shares of restricted stock. One-half of such shares will vest on December 22, 2018 and one-half of such shares will vest on December 22, 2019. On December 23, 2016, in connection with fiscal year 2016 performance, we issued to Mr. Edwards 8,045 shares of restricted stock. One-half of such shares vested on December 23, 2017 and one-half of such shares will vest on December 23, 2018.
(3)	On December 22, 2017, in connection with fiscal year 2017 performance, we issued to Mr. Rumley 4,068 shares of restricted stock. One-half of such shares will vest on December 22, 2018 and one-half of such shares will vest on December 22, 2019. On December 23, 2016, in connection with fiscal year 2016 performance, we issued to Mr. Rumley 4,525 shares of restricted stock. One-half of such shares vested on December 23, 2017 and one-half of such shares will vest on December 23, 2018.
(4)	On December 22, 2017, in connection with fiscal year 2017 performance, we issued to Mr. Teague 4,987 shares of restricted stock. One-half of such shares will vest on December 22, 2018 and one-half of such shares will vest on December 22, 2019. On December 23, 2016, in connection with fiscal year 2016 performance, we granted Mr. Teague 5,505 shares of restricted stock. One-half of such shares vested on December 23, 2017 and one-half of such shares will vest on December 23, 2018.

Option Exercises and Stock Vested in Fiscal Year 2017

The following table sets forth information about the vesting of restricted stock held by our Named Executive Officers during fiscal year 2017:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Harold Edwards	6,442	$128,325
Joseph Rumley	3,688	$73,465
Alex Teague	4,407	$87,787

(1)	Based on a fair market value of our common stock on December 23, 2016 of $19.92 per share. The vesting dates were December 24, 2016 and December 26, 2016. However, on those dates, the stock exchanges were closed. The number of shares vesting and value realized on vesting is in connection with shares issued on December 26, 2014 and December 24, 2015 for performance in fiscal years 2014 and 2015, respectively.

Pension Benefits in Fiscal Year 2017

The Company’s defined benefit pension plan is a tax-qualified retirement plan that covers eligible employees of the Company. Effective in June 2004, participation in such plan was frozen so that anyone who was hired by the Company on or after June 2004 is ineligible to participate in such plan. Under the plan, age 65 is considered normal retirement age. Participating employees may retire with benefits as early as age 55, provided they then have at least five years of qualifying service. Normal retirement benefits for a participant are calculated based on such participant’s highest average pay over any five consecutive calendar years of employment. The maximum benefit is payable to employees who retire at age 65 with 30 or more years of service and is equal to 65% of such employee’s highest average pay less 60% of the applicable participant’s estimated annual Social Security benefit. For participating employees who retire at age 65 with less than 30 years of service, their retirement benefit is equal to such maximum benefit amount multiplied by a fraction, the numerator of which is total years of qualifying service and the denominator of which is 30. For participating employees who elect to retire prior to age 65, the benefits under the Company’s defined benefit pension plan that would otherwise be payable to them at age 65 are actuarially reduced to account for the longer period they are expected to be receiving payments.

Benefits are paid in the form of a life annuity, with married employees having the option to elect to receive benefit payments in the form of a 50% joint and survivor annuity. Additionally, participating retiring employees may elect a ten-year certain and life optional form of payment, a contingent annuity with a ten-year certain and life optional form of payment or a 100%, 75% or 50% joint and survivor optional form of payment naming someone other than his or her spouse as joint annuitant.

Name	Plan Name		Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Harold Edwards	Limoneira Company Retirement Plan	(2)	0.5	$9,094	$—

(1)	Liabilities shown in this column are computed using the projected unit credit method reflecting average salary and service as of the fiscal year end. The material assumptions used to determine these liabilities can be found in the fiscal year end FAS Disclosures Actuarial Valuation Report, except we assumed no pre-retirement decrements and that retirement occurs at the plan’s earliest unreduced retirement age.
(2)	The plan’s benefit formula is integrated with Social Security and is based on the participant’s years of service for the Company and final average compensation. Compensation is limited to the applicable limit under Section 401(a)(17) of the Code. The plan benefit is limited to the applicable limit under Section 415(b) of the Code. Only employees hired before June 30, 2004 are eligible to participate in the plan. In addition, eligibility for the plan occurs no later than the completion of 500 hours of service in the first twelve months of employment. Effective June 30, 2004, the plan was frozen. Additional benefit service cannot be earned after June 30, 2004. Early retirement age is the first day of any month after age 55, provided the participant has earned five years of vesting service at the time of retirement.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K to be included in the Company’s 2018 proxy statement filed pursuant to Section 14(a) of the Exchange Act. Based on the reviews and discussions referred to above, we recommend to the Board that the Compensation Discussion and Analysis referred to above be included in the Company’s proxy statement.

Members of the Compensation Committee:

John W. H. Merriman, Chairman
Donald R. Rudkin
Edgar A. Terry

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

General

The Board has recommended and asks that the stockholders of the Company ratify the selection of Ernst & Young, LLP as independent auditor for the Company for the fiscal year ending October 31, 2018.

Ernst & Young, LLP is a registered public accounting firm and was appointed by our audit and finance committee to audit the annual financial statements for the fiscal years ended October 31, 2017 and October 31, 2016. Based on its past performance during these audits, the audit and finance committee of the Board has selected Ernst & Young, LLP as the independent auditor to perform the audit of our financial statements and internal control over financial reporting for fiscal year 2018. Information regarding Ernst & Young, LLP can be found at: www.ey.com.

If you do not ratify the selection of Ernst & Young, LLP, the Board will reconsider its selection of Ernst & Young, LLP and may, in its sole discretion, make a new proposal for independent auditor.

Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees

The chart below sets forth the total amount billed to us by Ernst & Young, LLP for services performed for fiscal years 2017 and 2016, respectively, and breaks down these amounts by category of service:

	2017	2016
Audit Fees(1)	$857,000	$888,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	167,000	151,000
All Other Fees(4)	2,000	2,000
Total	$1,026,000	$1,041,000

(1)	“Audit Fees” are fees billed by Ernst & Young, LLP for professional services for the audit of our consolidated financial statements filed on Form 10-K, the audit of our internal controls over financial reporting and for the review of our interim financial statements included in our quarterly reports on Form 10-Q.
(2)	“Audit-Related Fees” are fees billed by Ernst & Young, LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	“Tax fees” are fees billed by Ernst & Young, LLP for professional services rendered in connection with tax compliance, advice and planning.
(4)	“All Other Fees” are fees billed by Ernst & Young, LLP for products and services other than those reported in Audit Fees, Audit-Related Fees and Tax Fees. The Company subscribes to the Ernst & Young LLP online database of accounting resources and materials.

Pre-Approval Policies and Procedures

The audit and finance committee has responsibility for conducting its appraisal and approval of audit and non-audit services. The audit and finance committee allows delegation to members of the committee to approve additional audit and non-audit services. The audit and finance committee or one of its members has pre-approved all of the services provided by Ernst & Young, LLP for fiscal years 2017 and 2016. All other audit-related, tax and other fees may be approved by the audit and finance committee prospectively.

In making its recommendation to ratify the selection of Ernst & Young, LLP as independent auditor for the fiscal year ending October 31, 2018, the audit and finance committee has considered whether the services provided by Ernst & Young, LLP are compatible with maintaining the independence of Ernst & Young, LLP and has determined that such services do not interfere with Ernst & Young, LLP’s independence.

Required Vote for Stockholder Approval

The affirmative vote of the holders of at least a majority of the outstanding shares present, in person or by proxy, at the Annual Meeting and entitled to vote thereon is required to approve this proposal.

Recommendation of the Board

The Board recommends that you vote FOR the ratification of the selection of Ernst & Young, LLP to serve as independent auditor for the Company for the fiscal year ending October 31, 2018.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Executive compensation is an important matter to us and to our stockholders. Newly enacted legislation enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement as required pursuant to Section 14A of the Exchange Act (15 U.S.C. 78n-1).

As described in detail under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” our executive compensation programs are designed to attract, motivate and retain our Named Executive Officers, who are critical to our strategic goals and success. Under our executive compensation program, our Named Executive Officers receive compensation that encourages both near-term and long-term growth and successes through compensation linked to performance standards aimed to increase stockholder value. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal year 2017 compensation of our Named Executive Officers.

The compensation committee bases its executive compensation decisions on our compensation objectives, which include the following:

•	aligning management’s incentives with the interests of our stockholders;
•	providing competitive compensation to our Named Executive Officers;
•	rewarding Named Executive Officers for past performance and motivating them to excel in the future; and
•	rewarding superior performance of both the Company and each individual executive and encouraging actions that promote our near-term and long-term strategic goals.

We believe that our existing compensation programs have been effective at motivating our Named Executive Officers to achieve superior performance and successes for us, aligning compensation with performance measures and stockholder interests and enabling us to attract, retain and motivate talented executive officers.

We are asking our stockholders to indicate their support for our Named Executive Officers’ compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. Accordingly, we will ask our stockholders to approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Fiscal Year 2017 Summary Compensation Table and the other related tables and disclosures by voting FOR the approval of our executive compensation program.

The say-on-pay vote is advisory, and therefore not binding on the Company, the compensation committee or our Board. Our Board and our compensation committee value the opinions of our stockholders and will review and consider the outcome of this advisory vote when making future compensation decisions for our Named Executive Officers and will evaluate whether any actions are necessary.

The Company will include a proposal seeking stockholder approval, on an advisory basis, of the compensation of our Named Executive Officers in its proxy statement every year until the Annual Meeting of Stockholders in 2023. In 2023, the Company will include a proposal seeking stockholder approval, on an advisory basis, of the frequency at which the Company shall seek stockholder approval, on an advisory basis, of the compensation of our Named Executive Officers.

Required Vote for Stockholder Approval

The affirmative vote of the holders of at least a majority of the outstanding shares present, in person or by proxy, at the Annual Meeting and entitled to vote thereon is required to approve this proposal.

Recommendation of the Board

The Board recommends that you vote FOR the approval of the compensation of our Named Executive Officers.

AUDIT & FINANCE COMMITTEE REPORT

Our audit and finance committee is composed of three independent directors, all of whom are financially literate. In addition, the Board has determined that Mr. Rudkin, an independent director and the chairman of the audit and finance committee, qualifies as an “audit committee financial expert” as defined by the SEC. The audit and finance committee operates under a written charter, which reflects the requirements regarding audit committees under the NASDAQ Rules and The Sarbanes-Oxley Act of 2002. A copy of the audit and finance committee charter is available on the Company’s website at www.limoneira.com ..

The audit and finance committee’s primary role is to assist the Board in fulfilling its responsibility for oversight of (1) the quality and integrity of the consolidated financial statements and related disclosures, (2) compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications, independence and performance and (4) the performance of our internal audit and control functions.

The Company’s management is responsible for the preparation of the financial statements, the financial reporting process and the system of internal controls. The independent auditors are responsible for performing an audit of the financial statements in accordance with auditing standards generally accepted in the United States, and issuing an opinion as to the conformity of those audited financial statements to United States generally accepted accounting principles. The audit and finance committee monitors and oversees these processes.

The audit and finance committee has adopted a policy designed to ensure proper oversight of our independent auditor. Under the policy, the audit and finance committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing any other audit review (including resolution of disagreements among management and the auditor regarding financial reporting), or attestation services. In addition, the audit and finance committee is responsible for pre-approving any non-audit services provided by the Company’s independent auditors. The audit and finance committee’s charter also ensures that the independent auditor discusses with the audit and finance committee important issues such as internal controls, critical accounting policies, any instances of fraud and the consistency and appropriateness of our accounting policies and practices.

The audit and finance committee has reviewed and discussed with management and Ernst & Young, LLP, the Company’s independent auditor, the audited financial statements as of and for the year ended October 31, 2017. The audit and finance committee has also discussed with Ernst & Young, LLP the matters required to be discussed by Statement on Auditing Standards No. 1301, as amended (Communication with Audit Committees). In addition, the audit and finance committee has received from the independent auditor its written report required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with Ernst & Young, LLP its independence from the Company and its management. Based on these reviews and discussions, the audit and finance committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended October 31, 2017.

Members of the Audit and Finance Committee:

Donald R. Rudkin, Chairman
Robert M. Sawyer
Edgar A. Terry

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our stock as of January 31, 2018 by (i) each person who is known to us to be the beneficial owner of more than 5% of the outstanding shares of our stock, (ii) each director and nominee for director, (iii) our Named Executive Officers and (iv) all of our directors and officers as a group. The applicable percentage ownership is based on 15,152,118 shares of common stock outstanding as of January 31, 2018, plus the number of shares of common stock to be issued upon the conversion of Series B Convertible Preferred Stock and Series B-2 Convertible Preferred Stock. All holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of holders of shares of common stock.

The number of shares beneficially owned by each entity or individual is determined pursuant to Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire within sixty days through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

	Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner and Management	Number of Shares	Percentage of Class
5% Beneficial Owners
Calavo Growers, Inc., 1141-A Cummings Road, Santa Paula, CA 93060	1,728,570	11.4%
Directors and Officers(2)
Elizabeth Blanchard Chess(3)	134,615	*
Lecil E. Cole(4)	66,853	*
Harold S. Edwards(5)	99,788	*
Gordon E. Kimball(6)	28,181	*
John W. H. Merriman	3,418	*
Edgar A. Terry(7)	1,442	*
Donald R. Rudkin	7,470	*
Robert M. Sawyer(8)	120,755	*
Scott S. Slater	16,718	*
Alex M. Teague(9)	179,546	1.2%
Mark Palamountain(10)	28,944	*
Joseph D. Rumley(11)	17,642	*
Current Officers and Directors as a Group (11 persons)(12)	687,730	4.5%

*	Less than 1%.
(1)	The information provided in this table is based on the Company’s records and information supplied by the officers and the directors.
(2)	Except as set forth in the footnotes to this table, the business address of each director and officer listed is c/o Limoneira Company, 1141 Cummings Road, Santa Paula, California 93060.
(3)	Shares are owned beneficially by Ms. Chess as a beneficiary of a trust. Ms. Chess shares voting and investment power over these shares.
(4)	Mr. Cole disclaims beneficial ownership of any shares of our common stock that are owned by Calavo Growers, Inc.
(5)	Includes 51,371 restricted shares of which 15,697 vest in 2018, 11,674 vest in 2019,.8,000 vest in 2020, 8,000 vest in 2021 and 8,000 vest in 2022. Mr. Edwards has voting and regular dividend rights with respect to the restricted shares, but no right to dispose of such shares. All shares are owned beneficially by Mr. Edwards as a beneficiary of a trust. Such amount includes 9,048 shares pledged by Mr. Edwards to Feltl and Company.

(6)	Includes 27,691 shares owned beneficially by Mr. Kimball as a beneficiary of a trust. Mr. Kimball shares voting and investment power over these shares. Also includes 490 shares held by Mr. Kimball’s wife.
(7)	Shares are owned beneficially as a joint-trustee of a trust.
(8)	Shares are owned beneficially by Mr. Sawyer as a beneficiary of two trusts. Mr. Sawyer shares voting and investment power over these shares.
(9)	Includes 105,968 shares held indirectly by a limited partnership and 27,739 restricted shares of which 9,246 vest in 2018, 6,493 vest in 2019, 4,000 vest in 2020, 4,000 vest in 2021 and 4,000 vest in 2022. Mr. Alex Teague has voting and regular dividend rights with respect to the restricted shares, but no right to dispose of such shares.
(10)	Includes 25,245 restricted shares of 7,563 vest in 2018, 5,681 vest in 2019, 4,000 vest in 2020, 4,000 vest in 2021 and 4,000 vest in 2022.
(11)	Mr. Rumley resigned as Chief Financial Officer, Treasurer and Corporate Secretary effective January 8, 2018. The information provided is as of December 27, 2017 based on the most recent Form 4 available. All shares are owned beneficially by Mr. Rumley as a beneficiary of a trust. Mr. Rumley shares voting and investment power over these shares.
(12)	Amount of outstanding shares used to determine the percentage ownership includes 184,875 shares issuable upon conversion of Series B Convertible Preferred Stock and 431,555 shares issuable upon conversion of Series B-2 Convertible Preferred Stock. The B-2 Convertible Preferred Stock is convertible at the market price of our common stock on the conversion date. Conversion of the Series B-2 Convertible Preferred Stock was assumed to have occurred on January 31, 2018 at a market price of $21.55.

There are no arrangements currently known to the Company, the operation of which may at a subsequent date result in a change of control.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of October 31, 2017 about our common stock that may be issued to employees and directors under the Amended and Restated Plan:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation plans approved by security holders	—	—	685,117

(1)	The Amended and Restated Plan was approved by the Board on January 24, 2012 and January 24, 2017 and the stockholders at the Annual Meetings of Stockholders held on March 27, 2012 and March 28, 2017.
(2)	As of January 31, 2018, there were 539,793 shares of common stock remaining available for future issuance under the Company’s Amended and Restated Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of our stock and our other equity securities with the SEC. As a practical matter, we assist our directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based upon this assistance, as well as upon our review of copies of reports filed pursuant to Section 16(a) of the Exchange Act, we believe that all filings required to be made were timely made in accordance with the requirements of the Exchange Act in fiscal year 2017 except for the following: Mr. Kimball filed one late Form 4 on January 27, 2017; Mr. Cole filed one late Form 4 on January 27, 2017; Ms. Chess filed one late Form 4 on January 27, 2017; Mr. Slater filed one late Form 4 on January 27, 2017; Mr. Michaelis filed one late Form 4 on January 27, 2017; Mr. Merriman filed one late Form 4 on January 27, 2017; Mr. Sawyer filed two late Forms 4 on January 27, 2017 and on November 13, 2017; Mr. Rudkin filed one late Form 4 on January 27, 2017 and Mr. Terry filed one late Form 3 on November 17, 2017.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

To be considered for inclusion in our proxy statement for the 2019 Annual Meeting of Stockholders, stockholder proposals must be received by the Company no later than October 23, 2018. In order to be included in company-sponsored proxy materials, stockholder proposals will need to comply with Rule 14a-8 promulgated under the Exchange Act. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to stockholders. No other business (other than matters included in our proxy statement in accordance with Rule 14a-8) may be presented for action at such annual meeting unless a stockholder gives timely notice of the proposal in writing to the Secretary. To be timely, a stockholder’s notice is required to be delivered to the Secretary no earlier than the November 15 immediately preceding such annual meeting and no later than the close of business on the 90th day immediately preceding the scheduled date of such annual meeting. Stockholder proposals should be sent to Investor Relations at Limoneira Company, 1141 Cummings Road, Santa Paula, California 93060.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS

Copies of our Annual Report on Form 10-K for the year ended October 31, 2017, as filed with the SEC, are available to stockholders free of charge on our website at www.limoneira.com under the caption “Investor Relations — Financial Information — SEC Filings” or by writing to us at 1141 Cummings Road, Santa Paula, California 93060, Attention: Investor Relations.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We and some brokers have adopted “householding,” a procedure under which stockholders who have the same address will receive a single set of proxy materials, unless one or more of these stockholders provides notice that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you participate in householding and wish to receive a separate set of proxy materials, or if you wish to receive separate copies of future notices, annual reports and proxy statements, please call 1-800-542-1061 or write to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will deliver the requested documents to you promptly on your oral or written request.

Any stockholders of record who share the same address and currently receive multiple copies of proxy materials who wish to receive only one copy of these materials per household in the future may contact Broadridge Financial Solutions, Inc. at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank or other nominee to request information about householding.

OTHER MATTERS

We know of no other business that will be brought before the Annual Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will, at their discretion and in accordance with their best judgment, vote upon such proposal.

LIMONEIRA COMPANY

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 P.M., Pacific Time, on March 26, 2018.

Vote by Internet

- Go to **www.investorvote.com/LMNR**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote "FOR ALL" for Proposal 1, and "FOR" Proposals 2 and 3.

1. ELECTION OF DIRECTORS: **FOR ALL nominees listed below** ☐ **WITHHOLD AUTHORITY to vote for all nominees listed below** ☐ **EXCEPTIONS** ☐ **CUMULATIVE VOTING ELECTIONS** ☐

Director Nominee Name	Number of Votes
01 - Harold S. Edwards	_____________ Votes FOR
02 - John W. H. Merriman	_____________ Votes FOR
03 - Edgar A. Terry	_____________ Votes FOR
Total Votes Cast:	

INSTRUCTIONS: **To withhold authority to vote for any individual nominee or nominees, mark the "EXCEPTIONS" box above and strike a line through the name(s) of the nominee(s).**

If you desire to allocate your votes to individual nominees on a cumulative basis, as explained in the accompanying Proxy Statement, mark the "CUMULATIVE VOTING ELECTIONS" box and indicate the number of votes that you would like to have cast FOR each nominee. The total of the votes cast on this proxy may not exceed the number of votes you are entitled to times three. For example, if you own 100 shares, you are entitled to cast 300 votes for director nominees. However, if you have cast your proxy for the other above choices, do not complete this table.

Proposal	For	Against	Abstain
2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP as independent registered public accounting firm of Limoneira Company for the fiscal year ending October 31, 2018.	☐	☐	☐
3. ADVISORY APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS.	☐	☐	☐

4. OTHER BUSINESS. In their discretion, the proxies are authorized to vote in favor of such other business as may properly come before the meeting and at any and all adjournments thereof. The Board of Directors, at present, knows of no other business to be presented by or on behalf of Limoneira Company or the Board of Directors at the meeting.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON THIS CARD.

1 U P X

02QXQB

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on March 27, 2018.
The Notice of the Annual Meeting of Stockholders, Proxy Statement and the Annual Report for the fiscal year ended October 31, 2017 are available at: **www.limoneira.com**

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — LIMONEIRA COMPANY

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 27, 2018
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Harold S. Edwards and Mark Palamountain, and each of them, as the attorneys, agents and proxies of the undersigned with full power of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Stockholders of Limoneira Company to be held at Museum of Ventura County Agriculture Museum, 926 Railroad Avenue, Santa Paula, CA 93060 on Tuesday, March 27, 2018 at 10:00 a.m., Pacific Time, and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS IN PROPOSAL 1, “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP IN PROPOSAL 2 AND “FOR” THE ADVISORY APPROVAL OF THE EXECUTIVE COMPENSATION IN PROPOSAL 3. **THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR ALL” DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS IN PROPOSAL 1, “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP IN PROPOSAL 2, “FOR” THE ADVISORY APPROVAL OF THE EXECUTIVE COMPENSATION IN PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY OTHER ADJOURNMENT OR POSTPONEMENT THEREOF. IF NO DIRECTION IS MADE, THE VOTING POWER GRANTED TO THE PROXIES INCLUDES THE POWER TO VOTE CUMULATIVELY IN THE ELECTION OF DIRECTORS IF DEEMED NECESSARY OR APPROPRIATE BY THE PROXIES.**

(Continued and to be marked, dated and signed, on the other side)